File pursuant to Rule 424(b)(3)

Registration No. 333-286880

PROSPECTUS

Webull Corporation

Up to 147,445,012 Webull Class A Ordinary Shares,

Up to 6,792,000 Webull Private Warrants,

Up to 20,000,000 Webull Incentive Warrants,

Up to 17,271,990 Webull Class A Ordinary Shares underlying Webull Warrants, and

Up to 20,913,089 Webull Class A Ordinary Shares underlying Webull Incentive Warrants

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus or their permitted transferees who later come to hold any of such selling securityholders’ interests in the securities covered by this prospectus and have registration rights (the “Selling Securityholders”) of up to (a) 147,445,012 Webull Class A Ordinary Shares (as defined herein), (b) 6,792,000 Webull Private Warrants (as defined herein) held by Auxo (as defined herein) and purchased by Auxo at $1.00 per warrant from SKGR (as defined herein) prior to the assumption of such warrants by Webull in connection with the Business Combination (as defined herein), and (c) 20,000,000 Webull Incentive Warrants (as defined herein) issued for no consideration in connection with the Business Combination to certain Existing Webull Shareholders (as defined herein). As of the date of this prospectus, none of the Webull Private Warrants and Webull Incentive Warrants remain outstanding following (i) the cashless exercise of the Webull Private Warrants by Auxo, and (ii) the redemption of any unexercised Incentive Warrants by Webull on June 30, 2025 pursuant to the terms of the Incentive Warrant Agreement (as defined herein).

The Webull Class A Ordinary Shares described in clause (a) immediately above include (i) 101,752,608 Webull Class A Ordinary Shares held by the Existing Webull Shareholders following the consummation of the Business Combination and which represent a portion of the merger consideration received by such investors with an implicit pro forma value of $10.00 per share, (ii) up to 20,747,004 Webull Class A Ordinary Shares issuable upon conversion of Webull Class B Ordinary Shares (as defined herein), which are held by Water Castle Az Inc., an entity controlled by our founder Mr. Anquan Wang, following the Business Combination and which represent a portion of the merger consideration received by our founder in the Business Combination with an implicit pro forma value of $10.00 per share, (iii) 2,866,714 Webull Class A Ordinary Shares issued to the Initial SKGR Shareholders (as defined herein) in connection with the Business Combination upon conversion of their SKGR Class B Ordinary Shares (as defined herein) that were initially purchased by Auxo from SKGR at approximately $0.003 per share, (iv) 524,000 Webull Class A Ordinary Shares issued to Auxo in connection with the Business Combination upon conversion of SKGR Class A Ordinary Shares (as defined herein) that were issued at $10.00 per share pursuant to certain convertible loans extended by Auxo to SKGR, (v) 1,429,686 Webull Class A Ordinary Shares that were issued to certain investors party to Non-Redemption Agreements (as defined herein) and Additional Non-Redemption Agreements (as defined herein) in connection with the consummation of the Business Combination upon conversion of SKGR Class B Ordinary Shares transferred to such investors by Auxo for no consideration, (vi) 25,000 Webull Class A Ordinary Shares issued to Cohen & Company Securities, LLC (formerly J.V.B. Financial Group, LLC), acting through its Cohen & Company Capital Markets division (“CCM”), upon conversion of certain SKGR Class B Ordinary Shares received by CCM from Auxo pursuant to a fee agreement with SKGR valuing such shares at $10.00 per share, (vii) 100,000 Webull Class A Ordinary Shares issued at a deemed $10.00 price per share to certain service providers of Webull and SKGR in satisfaction of certain of the fees and expenses incurred by such service providers, and (viii) up to 20,000,000 Webull Class A Ordinary Shares that, prior to the redemption of unexercised Webull Incentive Warrants by Webull on June 30, 2025, were issuable at $10.00 per share upon exercise of 20,000,000 Webull Incentive Warrants initially issued to certain Existing Webull Shareholders in connection with the closing of the Business Combination.

This prospectus also relates to the issuance and sale by us of up to (i) 17,271,990 Webull Class A Ordinary Shares underlying Webull Warrants exercisable at $11.50 per share (subject to adjustment), including 6,792,000 Webull Private Warrants, and (ii) 20,913,089 Webull Class A Ordinary Shares underlying Webull Incentive Warrants. As of the date of this prospectus, 7,596,606 Webull Warrants were exercised, including 6,792,000 Webull Private Warrants that were exercised on cashless basis and converted into 1,777,844 Webull Class A Ordinary Shares based on an Exercise Fair Market Value (as defined in the Warrant Assignment Agreement (as defined herein)) of approximately $15.58, resulting in gross proceeds to Webull of approximately $9.3 million. Prior to the redemption of unexercised Webull Incentive Warrants on June 30, 2025, a total of 20,453,945 Webull Incentive Warrants were exercised and each converted into one Webull Class A Ordinary Share at an exercise price of $10.00 per share, resulting in aggregate gross proceeds to Webull of approximately $204.5 million. The remaining 459,144 Webull Incentive Warrants that were not exercised on or prior to June 30, 2025 were redeemed at $0.01 per warrant by Webull. The resale of any Webull Class A Ordinary Shares issued to Auxo upon exercise of the Webull Private Warrants is also registered for resale hereunder.

The prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or similar transactions. We are registering the resale or issuance of the securities covered by this prospectus pursuant to the registration rights that we have granted to certain of our shareholders in connection with the Business Combination and pursuant to the requirements of the Warrant Assignment Agreement and the Incentive Warrant Agreement (as defined herein), respectively.

We do not know when or in what amount the Selling Securityholders may sell their securities hereunder following the effective date of the registration statement of which this prospectus forms a part. Moreover, the securities offered for resale pursuant to this prospectus represent a substantial percentage of our total issued and outstanding securities and our public float (95.6% of the SKGR Class A Ordinary Shares that were issued in connection with the SKGR IPO (as defined herein) exercised their right to redeem in connection with, or prior to, the Business Combination). The sale of all the securities being offered pursuant to this prospectus, or the perception that these sales could occur, could result in a significant decline in the public trading price of our securities and could impair our ability to raise capital through the sale of additional securities. Despite a potential decline in the public trading price of our securities, the Selling Securityholders may still experience a positive rate of return on the securities they purchased and may have an incentive to sell due to the differences in the purchase prices described above and the public trading price of our securities. Our public securityholders may not experience a similar rate of return on the securities they purchased due to differences in their purchase prices and the current trading price. As described in more detail above, some of the Selling Securityholders purchased or received their securities at prices considerably below the current market prices. For instance, based on the $6.90 closing price of the Webull Class A Ordinary Shares on April 24, 2026, upon the sale of the Webull Class A Ordinary Shares, (i) the Existing Webull Shareholders may experience a potential loss of approximately $3.10 per Webull Class A Ordinary Share they hold, (ii) Mr. Anquan Wang may experience a potential loss of approximately $3.10 per Webull Class B Ordinary Share he decides to convert into Webull Class A Ordinary Shares, (iii) the Initial SKGR Shareholders may experience a potential profit of approximately $6.90 per Webull Class A Ordinary Share they hold upon conversion of their SKGR Class B Ordinary Shares, (iv) Auxo may experience a potential loss of approximately $3.10 per share it received upon conversion of its convertible loans, (v) the investors party to the Non-Redemption Agreements and Additional Non-Redemption Agreements may experience a potential profit of approximately $6.90 per Webull Class A Ordinary Share they hold following conversion of the SKGR Class B Ordinary Shares they received from Auxo for no consideration, (vi) CCM may experience a potential loss of approximately $3.10 per Webull Class A Ordinary Share they hold following conversion of the SKGR Class B Ordinary Shares they received from Auxo pursuant to a fee agreement with SKGR, (vii) the service providers receiving Webull Class A Ordinary Shares in satisfaction for certain of their fees and expenses may experience a potential loss of approximately $3.10 per Webull Class A Ordinary Share they sell, and (viii) Auxo upon resale of the Webull Class A Ordinary Shares it received in connection with the cashless exercise of its Webull Private Warrants may experience a potential loss of approximately $8.68 per Webull Class A Ordinary Share it sells. The frequency of such sales could also cause the market price of our securities to decline significantly or increase the volatility in the market price of our securities. Immediately following the consummation of the Business Combination, 455,599,003 Webull Ordinary Shares (including 82,988,016 Webull Class B Ordinary Shares) were held by the Existing Webull Shareholders and were subject to the transfer restrictions in the Webull Articles and 3,892,884 Webull Ordinary Shares were held by the Initial SKGR Shareholders and certain non-redemption agreement investors and were subject to the transfer restrictions in the Auxo Support Agreement. However, all such transfer restrictions have expired.

The Selling Securityholders may offer any, all or none of the securities described in the foregoing for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The resale of these securities is being registered to permit the Selling Securityholders to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may sell these securities through ordinary brokerage transactions, directly to market makers of our shares or through any other means permitted pursuant to applicable law, as described in more detail in the section entitled “Plan of Distribution” herein. We are also registering the resale of these securities by the Selling Securityholders, or their donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part. The Initial SKGR Shareholders are each deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”) with respect to the Webull Class A Ordinary Shares they may sell. Further, in connection with any sales of securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may also be deemed to be “underwriters” within the meaning of the Securities Act.

Except with respect to (i) the proceeds we received prior to the redemption of the Webull Incentive Warrants in connection with the exercise of such Webull Incentive Warrants and (ii) the proceeds we received to date and could continue to receive in connection with the exercise of the Webull Warrants, we will not receive any proceeds from the sale of the securities by the Selling Securityholders. We believe that the likelihood that the holders of Webull Warrants will exercise their warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of the Webull Class A Ordinary Shares. When the market price for the Webull Class A Ordinary Shares is less than $11.50 per share with respect to the Webull Warrants, such warrants would be “out of the money” and it would be unlikely that such holders exercise their warrants.

We will pay certain expenses associated with the registration of the resale of the securities covered by this prospectus, as described in the section titled “Plan of Distribution.” Further, we have agreed to indemnify certain of our Selling Securityholders, including the Initial SKGR Shareholders that are each deemed “underwriters” within the meaning of Section 2(a)(11) of the Securities Act with respect to the Webull Class A Ordinary Shares they may sell, in connection with any resales pursuant to this prospectus, as described in more detail in “Plan of Distribution.” We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

The Webull Class A Ordinary Shares and Webull Warrants began trading on April 11, 2025 on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “BULL” and “BULLW,” respectively. On April 24, 2026, the last reported prices of the Webull Class A Ordinary Shares and Webull Warrants, as reported on the Nasdaq, were $6.90 and $2.295, respectively.

As of the date of this prospectus, Webull had (i) 447,959,660 Webull Class A Ordinary Shares and 83,859,005 Webull Class B Ordinary Shares issued and outstanding, and (ii) 9,675,384 Webull Warrants issued and outstanding. Webull also has 36,505,660 Webull Class A Ordinary Shares reserved for issuance pursuant to its Global Plans (as defined herein) and its ESPP (as defined herein). As of the commencement of this offering on May 9, 2025, (i) the Existing Webull Shareholders owned approximately 98.71% of the issued and outstanding Webull Ordinary Shares, representing approximately 99.71% of Webull’s total voting power; (ii) shareholders of SKGR Class A Ordinary Shares owned approximately 0.51% of the issued and outstanding Webull Ordinary Shares, representing approximately 0.17% of Webull’s total voting power, and (iii) the Initial SKGR Shareholders owned approximately 0.75% of the issued and outstanding Webull Ordinary Shares, representing approximately 0.17% of Webull’s total voting power. The Webull Securities offered hereby represent a substantial portion of our issued and outstanding Webull Securities and our significant shareholders, including our founder Anquan Wang, will be able to sell their securities covered by this prospectus for so long as the registration statement of which this prospectus forms a part is available for use. Please see further above for a discussion of the significant negative impact that potential sales by our significant shareholders could have on the market price of our securities. For more information on resales of securities not covered by this prospectus or different resale options that the selling securityholders named herein may have, also see the section entitled “Securities Eligible for Future Sale.”

Moreover, Webull qualifies as a “controlled company” as defined under the corporate governance rules of the Nasdaq, because Mr. Anquan Wang, one of the founders of Webull, beneficially owns 16.4% of the outstanding Webull Ordinary Shares (including all of our issued and outstanding Webull Class B Ordinary Shares), representing 79.2% of Webull’s total voting power, as of the date of this prospectus. Mr. Anquan Wang also has beneficial ownership over 2,301,374 Webull Class A Ordinary Shares held of record by Webull Partners Limited (our share-award platform entity for certain of our employees, officers and directors) and may exercise voting rights with respect to 10,058,435 Webull Class A Ordinary Shares subject to the satisfaction of certain conditions under the Proxy Agreement (as defined below) as of December 31, 2025. For so long as Webull remains a controlled company under that definition, it is permitted to elect to rely, and may rely, on certain exemptions from Nasdaq corporate governance rules. As a foreign private issuer and a “controlled company,” Webull is permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including (i) an exemption from the rule that a majority of our board of directors must be independent directors; (ii) an exemption from the rule that director nominees must be selected or recommended solely by independent directors; (iii) an exemption from the rule that the compensation committee must be comprised solely of independent directors; and (iv) an exemption from the requirement that an audit committee be comprised of at least three members under Nasdaq Rule 5605(c)(2)(A). Webull has decided to rely on all of the foregoing exemptions available to foreign private issuers and “controlled companies.” Accordingly, our shareholders do not have the same protection afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance standards, and the ability of our independent directors to influence our business policies and affairs may be reduced. Webull may rely on additional exemptions available to foreign private issuers in the future.

Webull is an “emerging growth company” under applicable U.S. federal securities laws and, as further described in this prospectus, Webull has elected to take advantage of the benefits of an extended transition period for complying with new or revised accounting standards as required when they are adopted for public companies. As a result, Webull’s operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

Investing in our securities involves risks. See “Risk Factors” on page 8 of this prospectus, including the risk factors that may be updated or incorporated by reference into this prospectus from time to time. For more information, see “Incorporation by Reference.” Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 27, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC using a “shelf” registration process. By using a shelf registration statement, the selling securityholders may sell their securities as described in this prospectus, from time to time, in one or more offerings. To the extent permitted by law, we may also file or authorize one or more prospectus supplements and/or free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and/or free writing prospectus may also add, update or change information contained in this prospectus. Any statement made in this prospectus will be modified or superseded by any inconsistent statement made in a prospectus supplement and/or free writing prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses) together with all of the information incorporated by reference herein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than the information contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Selling Securityholders have not authorized any other person to provide you with different or additional information. Neither we nor the Selling Securityholders are making an offer to sell the securities covered by this prospectus in any jurisdiction where the offer or sale is not permitted. This offering is being made in the United States and elsewhere solely on the basis of the information contained or incorporated by reference in this prospectus. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities covered by this prospectus. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus and information incorporated by reference herein may supersede and replace information contained herein. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which such offer or solicitation is unlawful.

For investors outside the United States: Neither we nor the Selling Securityholders have done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for those purposes is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, this offering of securities covered by this prospectus and the distribution of this prospectus outside the United States.

Our Company is incorporated in the Cayman Islands, and we are a “foreign private issuer” under the rules of the SEC. As a foreign private issuer, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Exchange Act. Moreover, a number of our directors and executive officers are not residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal or state securities laws of the United States. We have been advised by our legal counsel in the Cayman Islands that it is uncertain as to whether the courts in the Cayman Islands would entertain original actions based on U.S. federal or state securities laws or enforce judgments from U.S. courts against us or our officers and directors which originated from actions alleging civil liability under U.S. federal or state securities laws. See “Enforcement of Civil Liabilities under U.S. Securities Laws” for additional information.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

Financial Statements

We maintain our books and records in US Dollar and prepare our consolidated financial statements in accordance with the accounting principles generally accepted in the United States (“US GAAP”).

Webull Corporation’s audited consolidated financial statements were prepared in accordance with U.S. GAAP and have been audited by KPMG LLP, as stated in their report incorporated by reference in this prospectus.

Our fiscal year ends December 31.

For more information on our financial statements and a discussion thereof, see “Incorporation by Reference.”

Basis of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Rounding

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them. With respect to financial information set out in this prospectus, a dash (“—”) signifies that the relevant figure is not available or not applicable, while a zero (“0.0”) signifies that the relevant figure is available but is or has been rounded to zero.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus regarding Webull’s industry and the regions in which it operates, including Webull’s general expectations and market position, market size, market opportunity, market share and other management estimates, is based on information obtained from industry publications and reports and forecasts provided to Webull by third-party sources. In some cases, Webull does not expressly refer to the sources from which this information is derived. This information is subject to significant uncertainties and limitations and is based on assumptions and estimates that may prove to be inaccurate. Neither we nor the Selling Securityholders can guarantee the accuracy or completeness of any such information contained in this prospectus. You are therefore cautioned not to give undue weight to this information.

Webull has not independently verified the accuracy or completeness of any such information. Similarly, internal surveys, industry forecasts and market research, which Webull believes to be reliable based upon its management’s knowledge of the industry, have not been independently verified. While Webull believes that the market data, industry forecasts and similar information included in this prospectus are generally reliable, such information is inherently imprecise. In addition, assumptions and estimates of Webull’s future performance and growth objectives and the future performance of its industry and the markets in which it operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those discussed under the headings “Risk factors” and “Cautionary Note Regarding Forward-Looking Statements”.

TRADEMARKS AND TRADE NAMES

We own or have rights to various trademarks, trade names or service marks that we use in connection with our business, including, among others, “Webull” and our other registered and common law trade names, trademarks and service marks, including our corporate logo. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus are listed without the TM and ® symbols, but we will assert, to the fullest extent under applicable law, rights to such trademarks, service marks and trade names.

FREQUENTLY USED TERMS

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

“Auxo” means Auxo Capital Managers LLC, a Delaware limited liability company established for the purpose of forming and managing SKGR, and its permitted transferees;

“Business Combination Agreement” means the business combination agreement, dated as of February 27, 2024, as amended on December 5, 2024 and as amended on March 31, 2025, by and among SKGR, Webull, Merger Sub I and Merger Sub II;

“Business Combination” means the transactions contemplated by the Business Combination Agreement, including the Mergers, and the other transactions contemplated by the other transaction documents contemplated by the Business Combination Agreement;

“Cayman Companies Act” means the Companies Act (As Revised) of the Cayman Islands;

“Closing” means the closing of the Business Combination contemplated by the Business Combination Agreement;

“Closing Date” means April 10, 2025;

“Code” means the Internal Revenue Code of 1986, as amended;

“Company” means Webull Corporation, a Cayman Islands exempted company.

“customer(s)” means registered users who have opened a brokerage account through any of our licensed broker-dealers;

“Existing Webull Shareholders” mean the shareholders of Webull immediately prior to the consummation of the Business Combination;

“First Merger” means the merger whereby Merger Sub I merged with and into SKGR, with SKGR being the surviving company as a wholly-owned subsidiary of Webull;

“funded account” means a Webull brokerage account into which the customer has made an initial deposit or money transfer, of any amount, whose account balance (which is measured as the fair value of assets in the customer’s account less the amount due from the customer) has not dropped to or below zero dollars for 45 consecutive calendar days as of the record date;

“Initial SKGR Shareholders” means collectively, Auxo, the independent directors of SKGR immediately prior to the consummation of the Business Combination, and any of their permitted transferees;

“Mergers” means, collectively, the First Merger and the Second Merger;

“Nasdaq” means the Nasdaq Stock Market LLC;

“quarterly churn rate” means the ratio of (i) churned accounts during the current quarter to (ii) the sum of total funded accounts at the end of the preceding quarter and new funded accounts acquired during the current quarter;

“quarterly retention rate” means one minus the quarterly churn rate;

“registered users” means those users who have registered on our platform but not necessarily have opened a brokerage account with one of our licensed broker-dealers;

“SEC” means the U.S. Securities and Exchange Commission;

“Second Merger” means the merger whereby SKGR (as the surviving entity of the First Merger) merged with and into Merger Sub II, with Merger Sub II being the surviving company and remaining as a wholly-owned subsidiary of Webull;

“SKGR” means SK Growth Opportunities Corporation, formerly a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities;

“SKGR Class A Ordinary Shares” means the Class A ordinary shares of SKGR, par value $0.0001 per share;

“SKGR Class B Ordinary Shares” means the Class B ordinary shares of SKGR, par value $0.0001 per share;

“SKGR IPO” means the initial public offering of SKGR that was consummated on June 23, 2022;

“SKGR Ordinary Shares” means the ordinary shares of SKGR, par value $0.0001 per share, consisting of SKGR Class A Ordinary Shares and SKGR Class B Ordinary Shares;

“SKGR Private Warrants” means the non-redeemable warrants sold to Auxo in the private placement consummated concurrently with the SKGR IPO, each entitling Auxo to purchase one SKGR Class A Ordinary Share on a cashless basis or at an exercise price of $11.50 per share, subject to adjustment;

“SKGR Public Warrants” means the redeemable warrants issued in the SKGR IPO, each entitling its holder to purchase one SKGR Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment;

“SKGR Shareholders” means the holders of SKGR Ordinary Shares;

“Webull” means Webull Corporation, a Cayman Islands exempted company;

“Webull Articles” means the fifth amended and restated memorandum and articles of association of Webull, which was adopted and became effective immediately prior to the effective time of the First Merger;

“Webull Class A Ordinary Shares” means the Class A ordinary shares of Webull, par value US$0.00001 per share, each entitling the holder thereof to one vote;

“Webull Class B Ordinary Shares” means the Class B ordinary shares of Webull, par value US$0.00001 per share, each entitling the holder thereof to 20 votes;

“Webull Incentive Warrants” means, collectively, each redeemable warrant to purchase one Webull Class A Ordinary Share pursuant to the terms of the Incentive Warrant Agreement and the outstanding of which were redeemed on June 30, 2025 pursuant to the terms of the Incentive Warrant Agreement;

“Webull Ordinary Shares” means ordinary shares of Webull, par value US$0.00001 per share, consisting of Webull Class A Ordinary Shares and Webull Class B Ordinary Shares;

“Webull Private Warrants” means the warrants into which the SKGR Private Warrants converted at the effective time of the First Merger and which were otherwise identical to the Webull Public Warrants, except that, as long as they were held by Auxo, they were non-redeemable and were exercisable to purchase Webull Class A Ordinary Share on a cashless basis;

“Webull Public Warrants” means the redeemable warrants into which the SKGR Public Warrants converted at the effective time of the First Merger, each entitling its holder to purchase one Webull Class A Ordinary Share at a price of US$11.50 per share, subject to adjustment, and any Webull Private Warrants that became Webull Public Warrants because they ceased to be held by Auxo or its permitted transferees;

“Webull Securities” means collectively, the Webull Class Ordinary Shares, the Webull Private Warrants, the Webull Public Warrants and the Webull Incentive Warrants, as the context may require; and

“Webull Warrants” means, collectively, the Webull Private Warrants and the Webull Public Warrants.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein contains statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve significant risks and uncertainties. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “anticipates,” “believes,” “continues,” “could,” “estimates,” “forecasts,” “intends,” “expects,” “may,” “plans,” “predicts,” “projects,” “proposes,” “seeks,” “should,” “targets” or “will” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts.

Such forward-looking statements are based on available current market information and the current expectations of Webull including beliefs and forecasts concerning future developments and the potential effects of such developments on the Company. Factors that may impact such forward-looking statements include:

●	the ability of the Company to grow and manage growth profitably, maintain relationships and deepen engagement with users, customers and suppliers, and retain its management and key employees;

●	the reliance of key functions of the Company’s business on third-parties and the risk that the Company’s platform and systems rely on software and applications that are highly technical and may contain undetected errors that could result in unexpected network interruptions. failures, security breaches, or computer virus attacks;

●	the risks associated with the Company’s global operations and continued global expansion, including, but not limited to, the risks related to complex or constantly evolving political or regulatory environments that may result in substantial costs or require adverse changes to the Company’s business practices;

●	the Company’s estimates of expenses, costs, of profitability or of other operational and financial metrics as well as the Company’s expectations regarding demand for and market acceptance of its products and service;

●	the Company’s reliance on trading related income, including payment for order flow (“PFOF”), and the risk of new regulation or bans on PFOF and similar practices;

●	the Company’s exposure to fluctuations in interest rates, rapidly changing interest rate environments, volatile prices of securities and digital assets and their respective trading volumes;

●	the Company’s reliance on a limited number of market makers and liquidity providers to generate a large portion of its revenues, and the negative impact of the loss of any of those market makers or liquidity providers;

●	the effects of competition in the Company’s industry and the Company’s need to constantly innovate and invest in new markets, products, technologies or services to retain, attract and deepen engagement with users;

●	changes in international trade policies and trade disputes that could result in tariffs, taxes or other protectionist measures adversely affecting our business;

●	risks related to general political, economic and business conditions globally and in jurisdictions where the Company operates;

●	risk of further actions taken by various government bodies in the United States that have made the Company the subject of inquiries and investigations relating to concerns about our connections to China;

●	the risk that the failure to protect customer data and privacy or to prevent security breaches relating to the Company’s platform could result in economic loss, damage to its reputation, deter customers from using its products and services, and expose it to legal penalties and liability;

●	the risks associated with incorporating artificial intelligence (“AI”) technologies into certain of our products and processes, including potential regulatory, operational, reputational, or compliance challenges;

●	risks related to the Company’s need as a regulated financial services company to develop and maintain effective compliance and risk management infrastructures as well as to maintain capital levels required by regulators and self-regulatory organizations;

●	the ability to meet, or continue to meet, stock exchange listing standards;

●	the possibility of adverse developments in pending or new litigation and regulatory investigations;

●	risks related to the Company’s securities and its status as a foreign private issuer and the fact that the information the Company is required to file with or furnish to the U.S. Securities and Exchange Commission (the “SEC”) may be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers;

●	risks related to the issuance, offer or resale of other securities that we previously registered on the Registration Statement, such as dilution from the issuance of additional Webull Class A Ordinary Shares upon exercise of the Webull Warrants, and increased volatility, or significant declines, in the price of our securities based on increased trading activity and the perception that sales of our securities may occur;

●	risks relating to our offering of event contracts or prediction market products in the United States, including potential changes in regulatory interpretations or enforcement priorities;

●	the volatility of cryptocurrency prices and trading volumes;

●	risks related to significant disruptions in the cryptocurrency market that negatively impacts user engagement with cryptocurrency trading on our platform;

●	political, regulatory or economic changes that affect cryptocurrencies, including changes in the governance of a cryptocurrency; and

●	the other risks and uncertainties discussed herein under “Risk Factors” or incorporated by reference in this prospectus.

There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. Undue reliance should not be placed upon any forward-looking statements made by the Company and any forward-looking statements made involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described above or incorporated by reference in this prospectus, including under the section entitled “Risk Factors.” Reported results should not be considered an indication of future performance. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SUMMARY

This summary highlights information contained elsewhere in this prospectus and in the documents incorporated by reference in this prospectus. This summary may not contain all the information that may be important to you, and we urge you to read this entire prospectus and the information incorporated by reference therein carefully, including the sections entitled “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” and “Incorporation by Reference,” before deciding to invest in our securities. More information incorporated by reference herein, including about our business, directors and officers, material agreements, related party transactions, management’s explanation of factors that have materially affected Webull’s financial condition and results of operation for the historical periods covered by the Webull consolidated financial statements incorporated by reference into this prospectus, and our principal shareholders, can be found in our Annual Reports on Form 20-F and other filings we make with the SEC from time to time, as described under “Incorporation by Reference” and “Where you can Find More Information.”

Who We Are

Webull is a leading digital investment platform built upon a next-generation global infrastructure. We strive to be the platform of choice for a new generation of investors by building an efficient, low-cost, and easy-to-use global investment platform. We distinguish ourselves from other investment service providers by offering a mobile-first user experience, a broad range of investment products and extensive functionality constructed to help our customers build wealth over time. We arm each customer with the tools to become what we refer to as an informed investor — an investor who understands the market and has the confidence to succeed. The Webull platform originally provided users free access to market data and analytical tools, but expanded to offer financial products when we launched brokerage services in the United States in May 2018. Since then, we have expanded to offer services in 14 markets across North America, Asia Pacific, Europe and Latin America, and today, the Webull App has been downloaded more than 57 million times and has over 26.8 million registered users globally.

Our goal is to make the tools, products, data, and analytics that have historically been accessible only to professional investors available to the retail investing community, and to deliver those tools through the retail investors’ preferred medium of trading — mobile. We built our platform to target the retail investor customer base. Legacy providers, despite having invested significantly in their technology, offer limited mobile functionality and are better suited for investors that prefer trading behind a computer. Digitally-native online investment platforms, meanwhile, provide a simplified mobile-based user experience but may not have the product depth or analytical tools to support informed investing.

Webull’s platform solves these pain points. We believe all investors, not just professional investors that can afford to pay for expensive subscriptions, should have access to advanced, real-time market data and news. We also recognize that investing decisions are based on insights and not information alone, so we provide tools to help users translate observations into actionable trade ideas. We also provide an open digital community fostering learning and the sharing of ideas, creating a virtual trading floor experience. Finally, we know today’s informed investors are not always trading from behind a desk, so we have enhanced the experience with a digital platform that fits elegantly on a mobile device, where customers can expertly research ideas, analyze data, execute trades and monitor their portfolios — the same as professional investors.

We believe Webull represents the future of retail investing and that we have differentiated ourselves from other offerings in the market. Our platform today is a venue where experienced and novice investors alike can develop the confidence and access the tools to grow their personal wealth. We offer the following features:

●	Mobile-First Interface and Competitive Pricing: We offer our brokerage services with competitive pricing in every market where we operate, including zero-commission trading on U.S. equities and options for United States clients and low trading commissions in markets outside the United States, via an intuitive mobile-first interface.

●	Product Depth: We provide a full suite of products tailored to the needs and preferences of both self-directed and passive investors, and have scaled our infrastructure to support additional customer segments. We support multiple asset classes, including digital assets, extended trading sessions, and global market access. We have also developed wealth management offerings such as cash management, robo-advisor, and managed retirement accounts, for those customers who prefer a more passive investment approach, and scaled our platform and service capabilities to broaden their application beyond retail investors, including through B2B business opportunities.

●	AI-Powered Capabilities: We integrate artificial intelligence (“AI”) across our platform to enhance both operational efficiency and the customer experience. Our AI-powered products, including Vega, which delivers contextual market insights, analytics, and alerts, complement our in-depth market data and product suite. We also leverage AI to support intelligent news aggregation, personalization features, customer assistance, and fraud detection, helping users navigate markets more effectively while strengthening our risk management infrastructure.

●	In-Depth Data and Analytic Tools: We provide wide-ranging, in-depth market data and advanced analytical tools that allow users to make informed investing decisions.

●	Connected Webull Community: Through our online Webull Community, we provide our users with a real-time direct connection to other investors, companies, and opinion leaders to facilitate learning, investing, and sharing.

●	Multi-Platform Interoperability: Webull offers seamless interoperability to clients investing via mobile, web-based, and desktop devices. Our platform allows users to consolidate watchlists, conduct analyses, place orders, and manage positions across devices using the same Webull account.

Our customers are generally working professionals in their 30’s with some prior experience in investing. As of December 31, 2025, 35% of our customers had “good” or “extensive” investing experience, and 33% had “limited” experience, as self-reported by customers with funded accounts. Regardless of experience, we allow anyone to create a free account on Webull and access the information and analytical tools that will help them develop their investing abilities and grow their wealth. Our customers are loyal, as demonstrated by an 97% quarterly retention rate in the fourth quarter of 2025. We think of our customers as long-term partners because our success depends on theirs.

We launched our broker-dealer services in the United States in May 2018. We chose the United States as a launching point because of the depth and complexity of its capital markets and the magnitude of its opportunity. The United States also allows us to anchor our “global but localized” value proposition given the connectivity of the markets. Within approximately two and a half years of launch, we grew to over one million funded accounts and $100 billion in cumulative trading volume. We subsequently expanded into a number of global markets across North America, Asia Pacific, Europe, Africa, and Latin America through our global network of licensed brokerages, and we continue to expand our presence in these regions. We currently hold twelve broker-dealer licenses, approvals and/or registrations, and are in the process of securing additional licenses.

We principally generate revenue from our brokerage business in the United States through an industry-standard process called payment for order flow, or PFOF, whereby a brokerage firm receives payments for directing orders to different wholesale market makers and exchange partners for trade execution, rather than from brokerage commissions charged to customers. In markets outside of the United States, we typically charge commissions directly to our retail customers.

For more information on our business, our strength and strategies, our corporate structure, recent financial results, our directors and executive officers, material contracts, share ownership, related party transactions, please see our Annual Report on Form 20-F for the fiscal year ended 2025, filed with the SEC on April 9, 2026 (the “2025 Annual Report”), to which we incorporate by reference into this prospectus.

Corporate Information

The legal name of the Company is “Webull Corporation”. The Company was incorporated under the laws of the Cayman Islands on September 2, 2019. The address of the principal executive office of the Company is 200 Carillon Parkway, St. Petersburg, Florida 33716, and the telephone number of the Company is (917) 725-2448. Our registered offices are located at VISTRA (CAYMAN) LIMITED, P. O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 – 1205 Cayman Islands. Our principal website is www.webullcorp.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this prospectus or the registration statement of which it forms a part.

Emerging Growth Company

Webull is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, Webull is be eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, an exemption from the provisions of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requiring that our independent registered public accounting firm provide an attestation on the effectiveness of our internal control over financial reporting and reduced disclosure obligations regarding executive compensation. If some investors find Webull’s securities less attractive as a result, there may be a less active trading market for Webull’s securities and the prices of Webull’s securities may be more volatile.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. Pursuant to the JOBS Act, Webull has elected to take advantage of the benefits of this extended transition period for complying with new or revised accounting standards as required when they are adopted for public companies. As a result, Webull’s operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

We expect to cease to qualify as an “emerging growth company” beginning January 1, 2027. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Foreign Private Issuer

Webull is a foreign private issuer within the meaning of the rules under the Exchange Act and, as such, Webull is permitted to follow the corporate governance practices of its home country, the Cayman Islands, in lieu of the corporate governance standards of Nasdaq applicable to U.S. domestic companies. For example, Webull is not required to have a majority of the board consisting of independent directors nor have a compensation committee or a nominating and corporate governance committee consisting entirely of independent directors under Cayman Islands law.

As a foreign private issuer, we report under the Exchange Act as a non-U.S. company with foreign private issuer status – this means that we are, among others, subject to reduced and less timely disclosure requirements and are exempt from certain provisions of the U.S. securities rules and regulations applicable to U.S. domestic issuers, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

In addition, we currently rely on certain foreign private issuer exemptions from Nasdaq listing standards, including an exemption from the requirement that an audit committee be comprised of at least three members under Nasdaq Rule 5605(c)(2)(A) and certain phase-in exemptions with respect to compliance with the audit committee requirements set forth in Nasdaq Rule 5605(c)(2) and Rule 10A-3 under the Exchange Act.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities become directly or indirectly held of record by U.S. holders and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

As a result of the foregoing, Webull’s shareholders may not have the same protection afforded to shareholders of U.S. domestic companies that are subject to Nasdaq corporate governance requirements. We have taken advantage of certain of the reduced reporting requirements as a result of being a foreign private issuer. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities.

Moreover, a number of our directors and executive officers are not residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal or state securities laws of the United States. We have been advised by our legal counsel in the Cayman Islands that it is uncertain as to whether the courts in the Cayman Islands would entertain original actions based on U.S. federal or state securities laws or enforce judgments from U.S. courts against us or our officers and directors which originated from actions alleging civil liability under U.S. federal or state securities laws. See “Enforcement of Civil Liabilities under U.S. Securities Laws” for additional information.

Controlled Company

We are a “controlled company” and the interests of our controlling shareholder, Mr. Anquan Wang, one of the founders of Webull, may conflict with ours or yours in the future. Mr. Anquan Wang, one of the founders of Webull, beneficially owns 16.4% of the outstanding Webull Ordinary Shares (including all of our issued and outstanding Webull Class B Ordinary Shares), representing 79.2% of Webull’s total voting power as of March 31, 2026. For so long as Webull remains a controlled company under that definition, it is permitted to elect to rely, and may rely, on certain exemptions from Nasdaq corporate governance rules. As a foreign private issuer and a “controlled company,” Webull is permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including (i) an exemption from the rule that a majority of our board of directors must be independent directors; (ii) an exemption from the rule that director nominees must be selected or recommended solely by independent directors; (iii) an exemption from the rule that the compensation committee must be comprised solely of independent directors; and (iv) an exemption from the requirement that an audit committee be comprised of at least three members under Nasdaq Rule 5605(c)(2)(A). Webull has decided to rely on all of the foregoing exemptions available to foreign private issuers and “controlled companies.” Accordingly, our shareholders do not have the same protection afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance standards, and the ability of our independent directors to influence our business policies and affairs may be reduced. Webull may rely on additional exemptions available to foreign private issuers in the future.

THE OFFERING

This summary highlights information presented in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all the information you should consider before investing in our securities. You should carefully read this entire prospectus before investing in our securities, including the sections entitled “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and “Incorporation by Reference” in this prospectus, and our consolidated financial statements and notes to those consolidated financial statements.

Securities being registered for resale by the Selling Securityholders	Up to (a) 147,445,012 Webull Class A Ordinary Shares, (b) 6,792,000 Webull Private Warrants held by Auxo and purchased by Auxo at $1.00 per warrant from SKGR prior to the assumption of such warrants by Webull in connection with the Business Combination, and (c) 20,000,000 Webull Incentive Warrants issued for no consideration in connection with the Business Combination to certain Existing Webull Shareholders. As of the date of this prospectus, no Webull Private Warrants and no Webull Incentive Warrants remain outstanding following (i) the cashless exercise of the Webull Private Warrants by Auxo, and (ii) the redemption of any unexercised Incentive Warrants by Webull on June 30, 2025 pursuant to the terms of the Incentive Warrant Agreement.

The Webull Class A Ordinary Shares described in clause (a) immediately above include (i) 101,752,608 Webull Class A Ordinary Shares held by the Existing Webull Shareholders following the consummation of the Business Combination and which represent a portion of the merger consideration received by such investors with an implicit pro forma value of $10.00 per share, (ii) up to 20,747,004 Webull Class A Ordinary Shares issuable upon conversion of Webull Class B Ordinary Shares, which are held by Water Castle Az Inc., an entity controlled by our founder Mr. Anquan Wang, following the Business Combination and which represent a portion of the merger consideration received by our founder in the Business Combination with an implicit pro forma value of $10.00 per share, (iii) 2,866,714 Webull Class A Ordinary Shares issued to the Initial SKGR Shareholders in connection with the Business Combination upon conversion of their SKGR Class B Ordinary Shares that were initially purchased by Auxo from SKGR at approximately $0.003 per share, (iv) 524,000 Webull Class A Ordinary Shares issued to Auxo in connection with the Business Combination upon conversion of SKGR Class A Ordinary Shares that were issued at $10.00 per share pursuant to certain convertible loans extended by Auxo to SKGR, (v) 1,429,686 Webull Class A Ordinary Shares that were issued to certain investors party to Non-Redemption Agreements and Additional Non-Redemption Agreements in connection with the consummation of the Business Combination upon conversion of SKGR Class B Ordinary Shares transferred to such investors by Auxo for no consideration, (vi) 25,000 Webull Class A Ordinary Shares issued to J.V.B. Financial Group, LLC, acting through CCM, upon conversion of certain SKGR Class B Ordinary Shares received by CCM from Auxo pursuant to a fee agreement with SKGR valuing such shares at $10.00 per share, (vii) 100,000 Webull Class A Ordinary Shares issued at a deemed $10.00 price per share to certain service providers of Webull and SKGR in satisfaction of certain of the fees and expenses incurred by such service providers, and (viii) up to 20,000,000 Webull Class A Ordinary Shares that, prior to the redemption of unexercised Webull Incentive Warrants by Webull on June 30, 2025, were issuable at $10.00 per share upon exercise of 20,000,000 Webull Incentive Warrants initially issued to certain Existing Webull Shareholders in connection with the closing of the Business Combination.

Offering prices for resales	The Selling Securityholders will determine when and how they will dispose of the securities registered for resale pursuant to the registration statement of which this prospectus forms a part.

Webull Ordinary Shares issued and outstanding as of the date of this prospectus	531,818,665 Webull Ordinary Shares, including (i) 83,859,005 Webull Class B Ordinary Shares, (ii) 20,453,945 Webull Class A Ordinary Shares issued upon exercise of Webull Incentive Warrants prior to their redemption and following the commencement of this offering, and (iii) 2,582,450 Webull Class A Ordinary Share issued upon exercise of Webull Warrants following the commencement of this offering.

Additional Webull Class A Ordinary Shares offered by us upon exercise of Webull Warrants not exercised as of the date of this prospectus	Up to 9,675,384 Webull Class A Ordinary Shares issuable upon exercise of Webull Warrants that have not been exercised as of the date of this prospectus.

Webull Ordinary Shares issued and outstanding assuming exercise of all Webull Warrants for cash

541,494,049 Webull Ordinary Shares. Does not reflect other potential sources of dilution following the date of this prospectus, such as shares issued pursuant to the Global Plans, ESPP, or any other equity offerings or offerings of convertible securities that Webull may effectuate. For more information, also see the section entitled “Securities Eligible for Future Sale” and “Risk Factors.”

Terms of the Webull Warrants	Each Webull Warrants entitles the holder to purchase one Webull Class A Ordinary Share at a price of $11.50 per share, subject to adjustments. Our Webull Warrants expire on April 10, 2030 at 5:00 p.m., New York City time, or earlier upon redemption. This description is only a summary. The Webull Public Warrants are redeemable by us in certain circumstances. For more information on the Webull Warrants, see the section entitled “Description of Securities and Articles of Association.”

Use of proceeds	We will not receive any of the proceeds from the resale of the securities covered by this prospectus by the Selling Securityholders. We have received and will continue to receive proceeds from the exercise of any Webull Warrants to the extent they are exercised. See “Use of Proceeds.”

Voting rights of Webull Ordinary Shares	Each outstanding Webull Class A Ordinary Share is entitled to one vote on all matters submitted to a vote of shareholders. Each outstanding Webull Class B Ordinary Share, all of which are held by our founder Anquan Wang, is entitled to twenty votes on all matters submitted to a vote of shareholders.

Market for our securities	The Webull Class A Ordinary Shares and Webull Warrants began trading on April 11, 2025 on Nasdaq under the symbols “BULL” and “BULLW,” respectively.

Dividend policy	We have never declared or paid cash dividends on our Webull Ordinary Shares. We currently intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. Any future decisions regarding the declaration and payment of dividends will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, results of operation, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant. For more information, also see “Incorporation by Reference.”

Risk factors	See the section entitled “Risk Factors” in this prospectus and the other information included in this prospectus or that may be incorporated by reference in this prospectus for a discussion of factors you should consider before deciding to invest in our securities.

RISK FACTORS

Investing in securities described in this prospectus involves risks. You should carefully consider the risk factors incorporated by reference herein, including from our Annual Reports on Form 20-F under the heading “Item 3. Key Information — D. Risk Factors” in such Annual Reports on Form 20-F, any updates to those risk factors contained in our subsequently filed Reports on Form 6-K and incorporated by reference herein, and the other information contained in this prospectus or any applicable prospectus supplement, as updated by those subsequent filings with the SEC under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated herein by reference. The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. You should carefully consider these risk factors and risks before investing in any of our securities. Our risk factors should be read in conjunction with our financial statements and notes to the financial statements incorporated by reference herein and other information included under the headings “Item 5. Operating and Financial Review and Prospectus” in our Annual Reports on Form 20-F or included in our Reports on Form 6-K. See “Where You Can Find More Information” and “Incorporation by Reference.” You should also carefully consider the matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements” and read any information appearing or incorporated by reference in this prospectus in conjunction with such cautionary statements regarding our forward-looking statements.

USE OF PROCEEDS

We are registering the resale or issuance of the securities covered by this prospectus pursuant to the registration rights that we have granted to certain of our shareholders in connection with the Business Combination and pursuant to the requirements of the Warrant Assignment Agreement and the Incentive Warrant Agreement, respectively. The Selling Securityholders identified herein will receive all net proceeds from the secondary offering of the securities of Webull held by them. Therefore, we will not receive any net proceeds from such secondary offerings and our total capitalization will not be impacted by such net proceeds received by the Selling Securityholders. We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.”

As of the date of this prospectus, we received proceeds from the exercise of 7,596,606 Webull Warrants, including the Webull Private Warrants that were exercised on a cashless basis, of approximately $9.3 million. Further, prior to the redemption of the unexercised Webull Incentive Warrants on June 30, 2025, a total of 20,453,945 Webull Incentive Warrants were exercised and each converted into one Webull Class A Ordinary Share at an exercise price of $10.00 per share, resulting in aggregate gross proceeds to Webull of approximately $204.5 million. Additionally, we may potentially receive proceeds of up to approximately $111.3 million upon exercise of the 9,675,384 Webull Warrants that remain unexercised as of the date of this prospectus. We believe that the likelihood that the holders of Webull Warrants will exercise their warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of the Webull Class A Ordinary Shares. When the market price for the Webull Class A Ordinary Shares is less than $11.50 per share (the exercise price of the Webull Warrants, subject to adjustment), such warrants would be “out of the money,” and it would be unlikely that such holders exercise their warrants. However, as of the date of this prospectus, the market price for our Webull Class A Ordinary Shares is below $11.50, which makes an exercise of the Webull Warrants less likely. We will have broad discretion over the use of proceeds from the exercise of the Webull Warrants and expect to use any proceeds from such exercise for general corporate purposes. There is no assurance that the holders of the Webull Warrants will elect to exercise any or all of such warrants. To the extent that any of Webull Warrants are exercised on a “cashless basis,” the amount of cash we would receive from their exercise will decrease. For more information on the “cashless” exercise feature of certain of our warrants, please see “Description of Securities and Articles of Association” in this prospectus.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth Webull’s cash and cash equivalents, capitalization and indebtedness as of December 31, 2025.

Investors should read this table in conjunction with the information incorporated by reference herein, including the 2025 Annual Report and the section entitled “Item 5. Operating and Financial Review and Prospects” (which includes management’s explanation of factors that have materially affected Webull’s financial condition and results of operation for the historical periods covered by the Webull consolidated financial statements incorporated by reference into this prospectus) and “Item 8. Financial Information” (to the extent applicable) in our 2025 Annual Report. Our historical results do not necessarily indicate our expected results for any future periods. For more information, including information more recent than our 2025 Annual Report and that may be incorporated by reference in this prospectus, also see “Where You Can Find More Information” and “Incorporation by Reference.”

As of December 31, 2025

Cash and cash equivalents
Cash and cash equivalents	$653,188,906

Indebtedness
Unsecured promissory notes	$65,000,000

Equity
Class A ordinary share capital	4,396
Class B ordinary share capital	839
Additional paid in capital	3,192,952,827
Accumulated deficit	(2,178,189,845)
Accumulated other comprehensive loss	1,524,496
Noncontrolling interest	187,234
Total equity	$1,016,479,947
Total capitalization	$1,081,479,947

DILUTION

While secondary sales of the Webull Class A Ordinary Shares registered for a potential resale and covered by this prospectus will not have a dilutive effect on our shareholders, the potential issuance of up to 9,675,384 additional Webull Class A Ordinary Shares upon exercise of the Webull Warrants that remain unexercised as of the date of this prospectus could have a dilutive impact on our shareholders.

Dilution results from the fact that the per share offering price of the Webull Class A Ordinary Shares is substantially in excess of the net tangible book value attributable to the existing shareholders. Net tangible book value represents the amount of our total assets less our total liabilities, excluding goodwill and other intangible assets. Net tangible book value per Webull Ordinary Share represents net tangible book value attributable to Webull Ordinary Shares divided by 531,818,665, the total number of our Webull Ordinary Shares outstanding as of the date of this prospectus. As of December 31, 2025, we had a net tangible book value of approximately $930.8 million, corresponding to a net tangible book value of approximately $1.75 per ordinary share. After assuming (i) the exercise of 9,675,384 Webull Warrants with an exercise price of $11.50 that remain unexercised as of the date of this prospectus and (ii) the receipt of $111.3 million in proceeds from the exercise of Webull Warrants, our as adjusted net tangible book value as of December 31, 2025 would be approximately $1.04 billion or $1.96 per share. This represents an immediate increase in net tangible book value of $0.21 per Webull Ordinary Shares to existing shareholders and an immediate dilution of $9.54 to new investors purchasing such Webull Class A Ordinary Shares upon exercise of the Webull Warrants. Dilution for this purpose represents the difference between the price per ordinary share paid by these new investors and the net tangible book value per ordinary share as of December 31, 2025.

The following table illustrates this dilution to new investors purchasing ordinary shares in the offering.

		Webull Warrants
Exercise price		$11.50
Historical net tangible book value per share as of December 31, 2025	$1.75
Increase in net tangible book value per share attributable to this offering	$0.21
As adjusted net tangible book value per share after this offering		$1.96
Dilution in net tangible book value per share to new investors in this offering		$9.54

The dilution information discussed above is illustrative only. The above illustrative calculations do not take into account other sources of dilution, such as dilution resulting from issuances and sales pursuant to the Global Plans, the ESPP, or from other transactions, including other financing transactions that Webull may effectuate and which could result in Webull issuing additional securities. For more information on risks related to dilution, also see “Risk Factors.” For information that is more recent than our 2025 Annual Report and that may be incorporated by reference herein, also see “Incorporation by Reference.”

DESCRIPTION OF SECURITIES AND ARTICLES OF ASSOCIATION

The following description of the material terms of the securities of Webull includes a summary of specified provisions of the Webull Articles. This description is qualified by reference to the Webull Articles filed as Exhibit 3.1 to the registration statement of which this prospectus forms a part, and all capitalized terms used in this section are as defined in the Webull Articles, unless elsewhere defined herein.

Webull is a Cayman Islands exempted company with limited liability and its affairs are governed by the Webull Articles, the Cayman Companies Act, and the common law of the Cayman Islands.

The Webull Articles authorize the issuance of up to 4,000,000,000 Class A Ordinary Shares of par value of US$0.00001 each and 1,000,000,000 Class B Ordinary Shares of par value of US$0.00001 each. As of the date of this prospectus, Webull has 447,959,660 Webull Class A Ordinary Shares and 83,859,005 Webull Class B Ordinary Shares issued and outstanding. All Webull Ordinary Shares issued and outstanding are fully paid and non-assessable.

The Webull Articles

The following are summaries of material provisions of the Webull Articles and the Cayman Companies Act insofar as they relate to the material terms of the Webull Ordinary Shares.

Objects of the Company. Under the Webull Articles, the objects of the company are unrestricted and Webull has the full power and authority to carry out any object not prohibited by the Cayman Islands law.

Ordinary Shares. Webull’s ordinary shares are divided into Webull Class A Ordinary Shares and Webull Class B Ordinary Shares. Holders of Webull’s Class A Ordinary Shares and Webull Class B Ordinary Shares have the same rights except for voting and conversion rights. Webull’s Ordinary Shares are issued in registered form and are issued when registered in the books and records of Webull’s registrar and transfer agent, Continental Stock Transfer & Trust Company. Webull may not issue shares to bearer. Webull’s shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Conversion. Webull Class B Ordinary Shares may be converted into the same number of Webull Class A Ordinary Shares by the holders thereof at any time, while Webull Class A Ordinary Shares cannot be converted into Webull Class B Ordinary Shares under any circumstances. Upon any sale, transfer, assignment or disposition of Webull Class B Ordinary Shares by a holder thereof to any person other than holders of Webull Class B Ordinary Shares or their affiliates, or upon a change of ultimate beneficial ownership of any Webull Class B Ordinary Share to any person who is not an affiliate of the holder thereof, such Webull Class B Ordinary Shares shall be automatically and immediately converted into the same number of Webull Class A Ordinary Shares.

Dividends. The holders of Webull Ordinary Shares are entitled to such dividends as may be declared by Webull’s board of directors or declared by Webull’s shareholders by ordinary resolution (provided that no dividend may be declared by Webull’s shareholders which exceeds the amount recommended by the directors). The Webull Articles state that dividends may be declared and paid out of the funds of Webull lawfully available therefor. Under the laws of the Cayman Islands, the company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Holders of Webull Class A Ordinary Share and Webull Class B Ordinary Share shall, at all times, vote together as one class on all matters submitted to a vote by Webull’s shareholders at any general meeting of the company. Each Webull Class A Ordinary Share shall be entitled to one vote on all matters subject to the vote at general meetings of the company, and each Webull Class B Ordinary Share shall be entitled to 20 votes on all matters subject to the vote at general meetings of the company. A resolution put to the vote of the meeting shall be decided on a poll and not on a show of hands. A poll may be demanded by the chairperson of such meeting or any one shareholder having the right to vote on the resolution present in person or by proxy.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast at a meeting. A special resolution will be required for important matters such as a change of name or making changes to the Webull Articles. A special resolution may also be passed by a unanimous written resolution signed by all the shareholders of the company and an ordinary resolution also includes a written resolution passed by the requisite majority in accordance with the Webull Articles, as permitted by the Cayman Companies Act and the Webull Articles. Webull’s shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company, Webull is not obliged by the Cayman Companies Act to call shareholders’ annual general meetings. The Webull Articles provide that it may (but is not obliged to) in each year hold a general meeting as Webull’s annual general meeting in which case Webull shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by the directors.

Shareholders’ general meetings may be convened by a majority of Webull’s board of directors. Advance notice of at least ten calendar days is required for the convening of Webull’s annual general shareholders’ meeting (if any) and any other general meeting of Webull’s shareholders. A quorum required for any general meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third of all votes attaching to the issued and outstanding shares in the company entitled to vote at general meeting.

The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. The Webull Articles provide that upon the written requisition of any one or more of Webull’s shareholders who together hold shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of the company that as at the date of the deposit carry the right to vote at general meetings of the company, Webull’s board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, the Webull Articles do not provide Webull’s shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares. Subject to the restrictions set out in the Webull Articles as set out below, any of Webull’s shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by Webull’s board of directors.

The board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which Webull has a lien. The board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with Webull, accompanied by the certificate (if any) for the ordinary shares to which it relates and such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

●	a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as the directors may from time to time require is paid to Webull in respect thereof.

If the directors refuse to register a transfer they shall, within three calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on ten calendar days’ notice being given by advertisement in such one or more newspapers, by electronic means or by any other means in accordance with the rules of Nasdaq, be suspended and the register closed at such times and for such periods as the board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 calendar days in any calendar year.

Liquidation. On the winding up of the company, if the assets available for distribution amongst Webull’s shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst Webull’s shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to the company for unpaid calls or otherwise. If Webull’s assets available for distribution are insufficient to repay all of the share capital, such assets shall be distributed so that, as nearly as may be, the losses are borne by Webull’s shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. The board of directors may from time to time make calls upon shareholders for any moneys unpaid on their shares in a notice served to such shareholders at least fourteen calendar days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. Webull may issue shares on terms that such shares are subject to redemption, at Webull’s option or at the option of the holders of these shares, on such terms and in such manner as may be determined, before the issue of such shares, by either the board of directors or by Webull’s shareholders by special resolution. The company may also repurchase any of Webull’s shares on such terms and in such manner as have been approved by the board of directors or by an ordinary resolution of Webull’s shareholders. Under the Cayman Companies Act, the redemption or repurchase of any share may be paid out of the Company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Cayman Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, the company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. If at any time, Webull’s share capital is divided into different classes of shares, the rights attached to any class of shares, subject to any rights or restrictions for the time being attached to any class of shares, may be varied (including where the rights are materially adversely varied) with the consent in writing of the holders holding not less than two-thirds of the issued shares of that class or with the sanction of a special resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of the class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be varied by, inter alia, the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by the company. The rights of the holders of shares shall not be deemed to be varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Issuance of Additional Shares. The Webull Articles authorize Webull’s board of directors to issue additional ordinary shares from time to time as the board of directors shall determine, to the extent of available authorized but unissued shares, without the need for any approval or consent from Webull’s shareholders.

The Webull Articles also authorize Webull’s board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

The board of directors may issue preference shares without action by Webull’s shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records. Holders of Webull’s ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of Webull’s list of shareholders or Webull’s corporate records (save for Webull’s memorandum and articles of association, Webull’s register of mortgages and charges and any special resolutions of Webull’s shareholders). However, Webull will provide Webull’s shareholders with annual audited financial statements. We also may, but are not required to, furnish to the SEC, on Form 6-K, unaudited financial information after each of our first three fiscal quarters. The SEC maintains a website at http://www.sec.gov that contains reports and other information that the Company files with or furnishes electronically to the SEC.

Anti-Takeover Provisions. Some provisions of the Webull Articles may discourage, delay or prevent a change of control of the company or management that shareholders may consider favorable, including provisions that:

●	authorize Webull’s board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by Webull’s shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, the directors may only exercise the rights and powers granted to them under the Webull Articles for a proper purpose and for what they believe in good faith to be in the best interests of the company.

Exempted Company. Webull is an exempted company with limited liability under the Cayman Companies Act. The Cayman Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may have a capital divided into shares of no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Exclusive Forum. Unless Webull consents in writing to the selection of an alternative forum, the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York) shall be the exclusive forum within the United States for the resolution of any complaint asserting a cause of action arising out of or relating in any way to the federal securities laws of the United States, regardless of whether such legal suit, action, or proceeding also involves parties other than Webull. However, the enforceability of similar federal court choice of forum provisions in other companies’ organizational documents has been challenged in legal proceedings in the United States, and it is possible that a court could find this type of provision to be inapplicable, unenforceable, or inconsistent with other documents that are relevant to the filing of such lawsuits. If this exclusive forum provision is held to be illegal, invalid or unenforceable under applicable law, the legality, validity or enforceability of the rest of articles of association shall not be affected and this exclusive forum provision shall be interpreted and construed to the maximum extent possible to apply in the relevant jurisdiction with whatever modification or deletion may be necessary so as best to give effect to Webull’s intention. In addition, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accepting or consenting to this forum selection provision does not represent you are waiving compliance with federal securities laws and the rules and regulations thereunder.

Indemnification of Directors and Officers. The laws of the Cayman Islands do not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the indemnified person’s own fraud, dishonesty, willful default, willful neglect, fraud or against the consequences of committing a crime.

The Webull Articles provide that every director (including alternate director), secretary, or other officer for the time being and from time to time of Webull (but not including Webull’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of Webull’s business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, without limitation to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning Webull or its affairs in any court whether in the Cayman Islands or elsewhere.

Webull also entered into indemnification agreements with its directors and executive officers under the laws of the Cayman Islands, pursuant to which Webull agrees to indemnify each such person against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of Webull. Webull’s obligations under the indemnification agreements will be subject to certain customary restrictions and exceptions. The form of such indemnification agreement are filed as an exhibit of this Registration Statement.

In addition, Webull maintains standard policies of insurance under which coverage is provided to its directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, Webull has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Differences Between the Law of Different Jurisdictions

The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of England. In addition, the Cayman Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman Islands constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his or her shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Cayman Companies Act. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Cayman Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by: (i) a majority in number representing seventy-five percent (75%) in value of the shareholders or class of shareholders, as the case may be, or (ii) a majority in number representing seventy-five percent (75%) in value of creditors or class of creditors, , as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act.

The Cayman Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected, the offeror may, within a two-month period after the approval by the said holders, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Directors’ Fiduciary Duties. Under the Delaware General Corporation Law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and the Webull Articles provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. The Webull Articles allow one or more of our shareholders holding in aggregate not less than one-third of voting power represented by the issued shares of the Company as at that date carries the right of voting at general meetings of the Company, on a one vote per share basis, to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, the Webull Articles do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but the Webull Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Webull Articles, directors may be removed with or without cause, by an ordinary resolution of our shareholders.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under the Cayman Companies Act, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Cayman Companies Act and the Webull Articles, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, under the Webull Articles, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of not less than two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, the Webull Articles may only be amended with a special resolution of our shareholders.

Warrants

Webull Public Warrants

Upon the consummation of the Business Combination, each SKGR Public Warrant outstanding immediately prior to such Business Combination was assumed by Webull and converted into a Webull Public Warrant. As of the Closing Date, there were 17,271,990 Webull Warrants (including 6,792,000 Webull Private Warrants) issued and outstanding. As of the date of this prospectus, there remain 9,675,384 Webull Warrants issued and outstanding and no Webull Private Warrants remain issued and outstanding. Each Webull Public Warrant continues to have and be subject to substantially the same terms and conditions as were applicable to such SKGR Public Warrant immediately prior to the consummation of the Business Combination (including any redemption rights provisions). Each Webull Warrant entitles the holder thereof the right to acquire one Webull Class A Ordinary Shares at an exercise price of $11.50 per share (subject to adjustments) from 30 days after the Closing Date and will expire on earliest to occur of: (x) at 5:00 p.m., New York City time on the date that is five years after the Closing Date, (y) the liquidation of Webull, and (z) at 5:00 p.m., New York City time on the Redemption Date (as defined in the Warrant Assignment Agreement).

Redemption of Webull Public Warrants

Not less than all of the outstanding Webull Public Warrants may be redeemed, at the option of Webull, at any time while they are exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the registered holders of the Webull Public Warrants, at a redemption price of $0.01 per Webull Public Warrant; provided that (a) the last reported sales price of the Webull Class A Ordinary Shares for any twenty (20) Trading Days (as defined in the Warrant Assignment Agreement) within the thirty (30) Trading-Day period ending on the third Trading Day prior to the date on which notice of the redemption is given equals or exceeds $18.00 per Webull Class A Ordinary Share (subject to adjustment), and (b) there is an effective registration statement covering the issuance of the Webull Class A Ordinary Shares issuable upon exercise of the Webull Public Warrants, and a current prospectus relating thereto, available throughout the period of not less than thirty (30) days prior to the redemption date or Webull has elected to require the exercise of the Webull Public Warrants on a “cashless basis” pursuant to the terms of the Warrant Assignment Agreement.

In the event that Webull elects to redeem the Webull Public Warrants, Webull shall fix a date for redemption (the “Webull Public Warrant Redemption Date”). Notice of redemption shall be mailed by first class mail, postage prepaid, by Webull not less than thirty (30) days prior to the Webull Public Warrant Redemption Date to the registered holders of the Webull Public Warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner provided in the Warrant Assignment Agreement shall be conclusively presumed to have been duly given whether or not the registered holder received such notice.

The Webull Public Warrants may be exercised for cash (or on a “cashless basis” pursuant to the terms of the Warrant Assignment Agreement, if applicable) at any time after the notice of redemption shall have been given by Webull and prior to the Webull Public Warrant Redemption Date. In the event that Webull determines to redeem the Webull Public Warrants or require all holders of Webull Public Warrants to exercise their Webull Public Warrants on a “cashless basis” pursuant to the terms of the Warrant Assignment Agreement, the notice of redemption shall contain instructions on how to calculate the number of Webull Class A Ordinary Shares to be received upon exercise of the Webull Public Warrants. On and after the Webull Public Warrant Redemption Date, the record holder of the Webull Public Warrants shall have no further rights except to receive, upon surrender of the Webull Public Warrants, the price per Webull Public Warrant at which any Webull Public Warrants are redeemed.

The foregoing summary of the terms of the Webull Warrants is only a summary and is qualified by reference to the Warrant Assignment Agreement, which is included as Exhibit 4.4 to the registration statement of which this prospectus forms a part. For more information on risks related to our warrants, also see “Risk Factors.”

Webull Incentive Warrants

Upon the consummation of the Business Combination, Webull issued 20,913,089 Webull Incentive Warrants to certain Existing Webull Shareholders and SKGR Shareholders who did not redeem their SKGR Class A Ordinary Shares in connection with the Business Combination. Each Webull Incentive Warrant entitled the holder thereof to purchase one Webull Class A Ordinary Share at an initial exercise price of $10.00 per share (subject to adjustment pursuant to the terms of the Incentive Warrant Agreement). On June 30, 2025, Webull redeemed all of the issued and outstanding Webull Incentive Warrants pursuant to the terms of the Incentive Warrant Agreement. Prior to the redemption, a total of 20,453,945 Webull Incentive Warrants were exercised and each converted into one Webull Class A Ordinary Share at an exercise price of $10.00 per share, resulting in aggregate gross proceeds to Webull of $204.5 million. The remaining 459,144 Webull Incentive Warrants that were not exercised on or prior to June 30, 2025 were redeemed at $0.01 per warrant.

Listing

The Webull Class A Ordinary Shares and Webull Warrants began trading on April 11, 2025 on Nasdaq under the symbols “BULL” and “BULLW,” respectively. On June 30, 2025, Webull redeemed all of the Incentive Warrants that initially started trading on Nasdaq under the symbol “BULLZ” on April 11, 2025. Following the redemption deadline, the Webull Incentive Warrants ceased trading on Nasdaq and no Webull Incentive Warrants are issued and outstanding.

TAXATION

Material U.S. Federal Income Tax Considerations

The following discussion is a summary of certain material U.S. federal income tax considerations of U.S. Holders’ ownership and disposition of Webull Securities. This discussion applies only to Webull Securities that are held as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).

The following does not purport to be a complete analysis of all potential tax considerations arising in connection with ownership and disposition of the Webull Securities. The effects and considerations of other U.S. federal tax laws, such as estate and gift tax laws, alternative minimum tax or Medicare contribution tax and any applicable state, local or non-U.S. tax laws, are not discussed. This discussion is based on the Code, U.S. Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect the tax consequences discussed below. Webull has not sought nor will seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS will not take or that a court will not sustain a contrary position to the tax considerations discussed below.

This discussion does not address all U.S. federal income tax considerations relevant to a holder’s particular circumstances. In addition, it does not address considerations relevant to holders subject to special rules, including, without limitation:

●	persons that are not U.S. Holders;

●	Auxo and its direct and indirect owners, the Initial SKGR Shareholders, officers or directors of SKGR;

●	banks, insurance companies, and certain other financial institutions;

●	regulated investment companies and real estate investment trusts;

●	brokers, dealers or traders in securities;

●	traders in securities that elect to mark to market;

●	tax-exempt organizations or governmental organizations;

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	persons holding any Webull Securities, as the case may be, as part of a hedge, straddle, constructive sale or other risk reduction strategy, or as part of a conversion transaction or other integrated investment;

●	persons required to accelerate any item of gross income with respect to Webull Securities, as the case may be, as a result of such income being taken into account in an applicable financial statement;

●	persons that actually or constructively own 10% or more (by vote or value) of the outstanding Webull Ordinary Shares;

●	S corporations, partnerships or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);

●	persons subject to the “base erosion and anti-abuse” tax;

●	U.S. Holders having a functional currency other than the U.S. dollar;

●	persons who hold or received Webull Securities pursuant to the exercise of any employee share option or otherwise as compensation;

●	persons holding Webull Class B Ordinary Shares; and

●	pension plans and tax-qualified retirement plans.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Webull Securities, the tax treatment of an owner of such entity or arrangement generally will depend on the status of the owner, the activities of the entity or arrangement and certain determinations made at the owner level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes and the owners in such entities or arrangements should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THE U.S. FEDERAL INCOME TAX CONSIDERATIONS OF ACQUIRING, HOLDING OR DISPOSING OF WEBULL SECURITIES FOR ANY PARTICULAR HOLDER DEPENDS ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE AND WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE AND LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO THEM, IN LIGHT OF THEIR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES AND THE U.S. FEDERAL INCOME TAX CONSIDERATIONS OF OWNING AND/OR DISPOSING OF WEBULL SECURITIES.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of Webull Securities, as the case may be, that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a “United States person” (within the meaning of Section 7701(a)(30) of the Code) for U.S. federal income tax purposes.

Dividends and Other Distributions on Webull Class A Ordinary Shares

Distributions on Webull Class A Ordinary Shares will generally be taxable as a dividend for U.S. federal income tax purposes to the extent paid from Webull’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of Webull’s current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Webull Class A Ordinary Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the Webull Class A Ordinary Shares and will be treated as described below under the heading “— Sale, Exchange, Redemption or Other Taxable Disposition of Webull Securities.” Webull may not determine its earnings and profits on the basis of U.S. federal income tax principles, however, in which case any distribution paid by Webull will be treated as a dividend.

Dividends paid by Webull to corporate U.S. Holders generally will be taxed at regular rates and will not qualify for the dividends received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Dividends paid by Webull to non-corporate U.S. Holders may qualify for the lower applicable long-term capital gains rate only if Webull is a “qualified foreign corporation” and other requirements are met. A non-U.S. corporation, such as Webull, will be treated as a “qualified foreign corporation” (i) with respect to dividends paid by such non-U.S. corporation on shares that are readily tradable on an established securities market in the United States or (ii) if such non-U.S. corporation is eligible for the benefits of a comprehensive income tax treaty with the United States that includes an exchange of information program. However, a non-U.S. corporation will not be treated as a qualified foreign corporation if it is a PFIC in the taxable year in which the dividend is paid or the preceding taxable year. The Webull Class A Ordinary Shares are expected to be listed on the Nasdaq, which is an established securities market for such purposes. There can be no assurance, however, that the Class A Ordinary Shares will be considered readily tradeable on an established securities market in later years.

Sale, Exchange, Redemption or Other Taxable Disposition of Webull Securities

Subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Rules,” upon any sale, exchange, redemption or other taxable disposition of the Webull Securities, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the amount realized (i.e., sum of the amount of cash and the fair market value of any other property received in such sale, exchange, redemption or other taxable disposition and (ii) the U.S. Holder’s adjusted tax basis in such Webull Securities. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such Webull Securities exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations. This gain or loss generally will be treated as U.S. source gain or loss.

Exercise, Lapse or Redemption of a Webull Warrant or Incentive Warrant

A U.S. Holder generally will not recognize gain or loss upon the acquisition of a Webull Class A Ordinary Share on the exercise of a Webull Warrant or Webull Incentive Warrant for cash. A U.S. Holder’s tax basis in a Webull Class A Ordinary Share received upon exercise of the Webull Warrant or Webull Incentive Warrant generally should be an amount equal to the sum of the U.S. Holder’s tax basis in the Webull Warrant or Webull Incentive Warrant exchanged therefor and the exercise price. The U.S. Holder’s holding period for a Webull Class A Ordinary Share received upon exercise of the Webull Warrant or Webull Incentive Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the Webull Warrant or Webull Incentive Warrant and will not include the holding period during which the U.S. Holder held the Webull Warrant or Webull Incentive Warrant. If a Webull Warrant or Webull Incentive Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Webull Warrant or Webull Incentive Warrant. The deductibility of capital losses is subject to certain limitations.

The tax consequences of a cashless exercise of a Webull Warrant or Webull Incentive Warrant are not clear under current tax law. Subject to the PFIC rules discussed below under “— Passive Foreign Investment Company Rules,” a cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s basis in Webull Class A Ordinary Shares received would equal the holder’s basis in the Webull Warrants or Webull Incentive Warrants exercised therefor. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period in the Webull Class A Ordinary Shares would be treated as commencing on the date following the date of exercise or on the date of exercise of the Webull Warrants or Webull Incentive Warrants; in either case, the holding period would not include the period during which the U.S. Holder held the Webull Warrants or Webull Incentive Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Webull Class A Ordinary Shares would include the holding period of the Webull Warrants or Webull Incentive Warrants exercised therefor.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered a number of Webull Warrants or Webull Incentive Warrants equal to the number of Webull Class A Ordinary Shares having a value equal to the exercise price for the total number of Webull Warrants or Webull Incentive Warrants to be exercised. In such case, subject to the PFIC rules discussed below under “— Passive Foreign Investment Company Rules,” the U.S. Holder would recognize capital gain or loss with respect to the Webull Warrants or Webull Incentive Warrants deemed surrendered in an amount equal to the difference between the fair market value of the Webull Class A Ordinary Shares that would have been received in a regular exercise of the Webull Warrants or Webull Incentive Warrants deemed surrendered and the U.S. Holder’s tax basis in the Webull Warrants or Webull Incentive Warrants deemed surrendered. In this case, a U.S. Holder’s aggregate tax basis in the Webull Class A Ordinary Shares received would equal the sum of the U.S. Holder’s tax basis in the Webull Warrants or Webull Incentive Warrants deemed exercised and the aggregate exercise price of such Webull Warrants. It is unclear whether a U.S. Holder’s holding period for the Webull Class A Ordinary Shares would commence on the date following the date of exercise or on the date of exercise of the Webull Warrants or Webull Incentive Warrants; in either case, the holding period would not include the period during which the U.S. Holder held the Webull Warrants or Webull Incentive Warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, there can be no assurances which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of Webull Warrants or Webull Incentive Warrants.

Subject to the PFIC rules described below under “— Passive Foreign Investment Company Rules,” if Webull redeems Webull Warrants or Webull Incentive Warrants for cash pursuant to the redemption provisions of their respective warrant agreements or if Webull purchases Webull Warrants or Webull Incentive Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “— Sale, Exchange, Redemption or Other Taxable Disposition of Webull Securities.”

The terms of each Webull Warrant and Webull Incentive Warrant provide for an adjustment to the number of Webull Class A Ordinary Shares for which the warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment that has the effect of preventing dilution is generally not taxable to U.S. Holders of Webull Warrants or Webull Incentive Warrants. However, the U.S. Holders of Webull Warrants or Webull Incentive Warrants would be treated as receiving a constructive distribution from Webull if, for example, the adjustment increases the warrant holder’s proportionate interest in Webull’s assets or earnings and profits (e.g., through an increase in the number of Webull Class A Ordinary Shares that would be obtained upon exercise or through a decrease to the exercise price) as a result of a distribution of cash to the holders of Webull Class A Ordinary Shares that is taxable to the U.S. Holders of such Webull Class A Ordinary Shares as a distribution as described above under “— Dividends and Other Distributions on Webull Class A Ordinary Shares.” Such a constructive distribution to the U.S. Holders of the warrants would be subject to tax as described under that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from Webull equal to the fair market value of the increase in the interest.

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of Webull Securities could be materially different from that described above if Webull is treated as a PFIC.

A non-U.S. corporation will be classified as a PFIC if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Based on our analysis of the composition of the income, assets and operations of Webull and its subsidiaries for 2025, Webull believes it was not a PFIC for the taxable year ending December 31, 2025. However, whether Webull is treated as a PFIC for any taxable year is a factual determination that can only be made after the close of such taxable year, involves extensive factual investigation, including ascertaining the fair market value of all its assets on a quarterly basis and the character of each item of income that it earns, and, thus, is subject to significant uncertainty and change.

Changes in the composition of Webull’s income or assets may cause Webull to become a PFIC. The determination of whether Webull will be a PFIC for any taxable year may depend, in part, on the value of its goodwill and other intangible assets. The fair market value of those assets may be determined using one or more valuation methodologies, including by reference to our market capitalization, which has been volatile and may continue to be volatile; however, market capitalization may not always be an accurate indicator of fair market value, and we may use other valuation methods that we believe are more reasonable in the circumstances. The IRS may also challenge Webull’s classification or valuation of its goodwill and other intangible assets, which could result in Webull being treated as, or becoming, a PFIC for any past, current, or future taxable year.  While we believe it is reasonable to determine that we are not a PFIC for 2025, there can be no assurance regarding our PFIC status because the PFIC determination is highly factual.

It is not entirely clear how various aspects of the PFIC rules apply to the Webull Warrants or Webull Incentive Warrants. IRS Section 1298(a)(4) of the Code provides that, to the extent provided in the U.S. Treasury Regulations, any person who has an option to acquire stock in a PFIC shall be considered to own such stock in the PFIC for purposes of the PFIC rules. No final U.S. Treasury Regulations are currently in effect under IRC Section 1298(a)(4) of the Code. However, proposed U.S. Treasury Regulations under Section 1298(a)(4) of the Code have been promulgated with a retroactive effective date (the “Proposed PFIC Option Regulations”). Each U.S. Holder is urged to consult its tax advisors regarding the possible application of the Proposed PFIC Option Regulations to an investment in the Webull Warrants or Webull Incentive Warrants. Solely for discussion purposes, the following discussion assumes that the Proposed PFIC Option Regulations will apply to the Webull Warrants or Webull Incentive Warrants.

Under the PFIC rules, if Webull were considered a PFIC at any time that a U.S. Holder owns Webull Securities, Webull would continue to be treated as a PFIC with respect to such investment unless (i) it ceased to be a PFIC and (ii) the U.S. Holder made a “deemed sale” election under the PFIC rules. If such election is made, a U.S. Holder will be deemed to have sold its Webull Securities at their fair market value on the last day of the last taxable year in which Webull is classified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below. After the deemed sale election, the Webull Securities with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless Webull subsequently becomes a PFIC.

For each taxable year that Webull is treated as a PFIC with respect to a U.S. Holder’s Webull Securities, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” (as defined below) received and any gain realized from a sale or disposition (including a pledge) of its Webull Securities (collectively the “Excess Distribution Rules”), unless the U.S. Holder makes a valid QEF (as defined below) election or mark-to-market election as discussed below. Distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the Webull Securities will be treated as excess distributions.

Under these excess distribution rules:

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Webull Securities;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of Webull’s first taxable year in which Webull is a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for individual or corporate taxpayers, as applicable; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

If Webull is a PFIC, a U.S. Holder of Webull Class A Ordinary Shares may avoid taxation under the Excess Distribution Rules described above by making a “qualified electing fund” (“QEF”) election. However, a U.S. Holder may make a QEF election with respect to its Webull Class A Ordinary Shares only if Webull provides U.S. Holders on an annual basis with certain financial information specified under applicable U.S. Treasury Regulations. Webull does not intend to provide U.S. Holders with the required information on an annual basis to allow U.S. Holders to make a QEF election with respect to the Webull Class A Ordinary Shares in the event Webull is treated as a PFIC for any taxable year. The failure to provide such information on an annual basis could prevent a U.S. Holder from making a QEF election or result in the invalidation or termination of a U.S. Holder’s prior QEF election.

Alternatively, if Webull is a PFIC and Webull Class A Ordinary Shares constitute “marketable stock,” a U.S. Holder may avoid the application of the Excess Distribution Rules discussed above if such U.S. Holder makes a “mark-to-market” election with respect to such shares for the first taxable year in which it holds (or is deemed to hold) Webull Class A Ordinary Shares and each subsequent taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Webull Class A Ordinary Shares at the end of such year over its adjusted basis in its Webull Class A Ordinary Shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its Webull Class A Ordinary Shares over the fair market value of its Webull Class A Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Webull Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Webull Class A Ordinary Shares will be treated as ordinary income. Under current law, a mark-to-market election may not be made with respect to Webull Warrants or Webull Incentive Warrants.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq (on which Webull Class A Ordinary Shares are listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the Webull Class A Ordinary Shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to Webull Class A Ordinary Shares under their particular circumstances.

If Webull is a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, a U.S. Holder generally would be deemed to own a proportionate amount of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if Webull receives a distribution from, or disposes of all or part of its interest in, the lower-tier PFIC, or the U.S. Holder otherwise was deemed to have disposed of an interest in the lower-tier PFIC. There can be no assurance that Webull will have timely knowledge of the status of any lower-tier PFIC or provide information that may be required for a U.S. Holder to make or maintain a QEF election with respect to such lower-tier PFIC. A mark-to-market election generally would not be available with respect to such lower-tier PFIC.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF, purging and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of Webull Securities are urged to consult their own tax advisors concerning the application of the PFIC rules to Webull Securities under their particular circumstances.

Foreign Financial Asset Reporting

Certain U.S. Holders may be required to report their holdings of certain foreign financial assets, including equity of foreign entities, if the aggregate value of all of these assets exceeds $50,000 at the end of a taxable year or $75,000 at any time during a taxable year (or, for certain individuals living outside the United States and married individuals filing joint returns, certain higher thresholds). Webull Securities are expected to constitute foreign financial assets subject to these requirements unless held in an account at certain financial institutions. U.S Holders should consult their own tax advisers regarding the application of these and other applicable reporting requirements.

Information Reporting and Backup Withholding

Information reporting requirements and backup withholding may apply to distributions on the Webull Securities, and the proceeds from the sale or other taxable disposition of the Webull Securities effected within the United States (and, in certain cases, outside the United States), in each case other than U.S. Holders that are exempt recipients (such as certain corporations). Backup withholding at the current rate of 24% may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) or is otherwise subject to backup withholding. U.S. Holders should consult their own tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding generally may be credited against the taxpayer’s U.S. federal income tax liability, and a taxpayer may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

The preceding discussion of certain material U.S. federal tax considerations is for general information purposes only. It is not tax advice to holders of Webull Securities. Each such holder should consult its own tax advisor regarding the particular U.S. federal, state and local, and non-U.S. tax considerations of holding and disposing of Webull Securities, including the consequences of any proposed change in applicable law.

Cayman Islands Tax Considerations

The following summary contains a description of certain Cayman Islands income tax consequences of the acquisition, ownership, and disposition of Webull Ordinary Shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ordinary shares. The summary is based upon the tax laws of Cayman Islands and regulations thereunder as of the date hereof, which are subject to change.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding, or selling any shares under the laws of their country of citizenship, residence or domicile.

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the Webull Ordinary Shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws:

Payments of dividends and capital in respect of Webull Securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of Webull Ordinary Shares, nor will gains derived from the disposal of the Webull Ordinary Shares be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of Webull Securities or on an instrument of transfer in respect of a Webull Security.

The Tax Concessions Act

Undertaking as to Tax Concessions

In accordance with Section 6 of the Tax Concessions Act (Revised) of the Cayman Islands, Webull has applied and received an undertaking from the Governor in Cabinet:

(a)	that no law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to Webull or its operations; and

(b)	in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

(i)	on or in respect of the shares, debentures or other obligations of Webull; or

(ii)	by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Act.

These concessions shall be for a period of TWENTY years from the date of such undertaking.

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains, or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to Webull levied by the Government of the Cayman Islands save certain stamp duties which may be applicable, from time to time, on certain instruments executed in or brought within the jurisdiction of the Cayman Islands.

SELLING SECURITYHOLDERS

This prospectus relates to the offer and sale from time to time by the Selling Securityholders of up to (a) 147,445,012 Webull Class A Ordinary Shares, (b) 6,792,000 Webull Private Warrants held by Auxo and purchased by Auxo at $1.00 per warrant from SKGR prior to the assumption of such warrants by Webull in connection with the Business Combination, and (c) 20,000,000 Webull Incentive Warrants issued for no consideration in connection with the Business Combination to certain Existing Webull Shareholders. As of the date of this prospectus, no Webull Private Warrants and no Webull Incentive Warrants remain outstanding following (i) the cashless exercise of the Webull Private Warrants by Auxo, and (ii) the redemption of any unexercised Incentive Warrants by Webull on June 30, 2025 pursuant to the terms of the Incentive Warrant Agreement. The Webull Class A Ordinary Shares described in clause (a) immediately above include (i) 101,752,608 Webull Class A Ordinary Shares held by the Existing Webull Shareholders following the consummation of the Business Combination and which represent a portion of the merger consideration received by such investors with an implicit pro forma value of $10.00 per share, (ii) up to 20,747,004 Webull Class A Ordinary Shares issuable upon conversion of Webull Class B Ordinary Shares, which are held by Water Castle Az Inc., an entity controlled by our founder Mr. Anquan Wang, following the Business Combination and which represent a portion of the merger consideration received by our founder in the Business Combination with an implicit pro forma value of $10.00 per share, (iii) 2,866,714 Webull Class A Ordinary Shares issued to the Initial SKGR Shareholders in connection with the Business Combination upon conversion of their SKGR Class B Ordinary Shares that were initially purchased by Auxo from SKGR at approximately $0.003 per share, (iv) 524,000 Webull Class A Ordinary Shares issued to Auxo in connection with the Business Combination upon conversion of SKGR Class A Ordinary Shares that were issued at $10.00 per share pursuant to certain convertible loans extended by Auxo to SKGR, (v) 1,429,686 Webull Class A Ordinary Shares that were issued to certain investors party to Non-Redemption Agreements and Additional Non-Redemption Agreements in connection with the consummation of the Business Combination upon conversion of SKGR Class B Ordinary Shares transferred to such investors by Auxo for no consideration, (vi) 25,000 Webull Class A Ordinary Shares issued to J.V.B. Financial Group, LLC, acting through CCM, upon conversion of certain SKGR Class B Ordinary Shares received by CCM from Auxo pursuant to a fee agreement with SKGR valuing such shares at $10.00 per share, (vii) 100,000 Webull Class A Ordinary Shares issued at a deemed $10.00 price per share to certain service providers of Webull and SKGR in satisfaction of certain of the fees and expenses incurred by such service providers, and (viii) up to 20,000,000 Webull Class A Ordinary Shares that, prior to the redemption of unexercised Webull Incentive Warrants by Webull on June 30, 2025, were issuable at $10.00 per share upon exercise of 20,000,000 Webull Incentive Warrants initially issued to certain Existing Webull Shareholders in connection with the closing of the Business Combination.

This prospectus also relates to the issuance and sale by us of up to (i) 17,271,990 Webull Class A Ordinary Shares underlying Webull Warrants exercisable at $11.50 per share (subject to adjustment), including 6,792,000 Webull Private Warrants, and (ii) 20,913,089 Webull Class A Ordinary Shares underlying Webull Incentive Warrants. As of the date of this prospectus, 7,596,606 Webull Warrants were exercised, including 6,792,000 Webull Private Warrants that were exercised on cashless basis and converted into 1,777,844 Webull Class A Ordinary Shares based on an Exercise Fair Market Value of approximately $15.58, resulting in gross proceeds to Webull of approximately $9.3 million. Prior to the redemption of unexercised Webull Incentive Warrants on June 30, 2025, a total of 20,453,945 Webull Incentive Warrants were exercised and each converted into one Webull Class A Ordinary Share at an exercise price of $10.00 per share, resulting in aggregate gross proceeds to Webull of approximately $204.5 million. The remaining 459,144 Webull Incentive Warrants that were not exercised on or prior to June 30, 2025 were redeemed at $0.01 per warrant by Webull. The resale of any Webull Class A Ordinary Shares issued to Auxo upon exercise of the Webull Private Warrants is also registered for resale hereunder.

The prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or similar transactions. We are registering the resale or issuance of the securities covered by this prospectus pursuant to the registration rights that we have granted to certain of our shareholders in connection with the Business Combination and pursuant to the requirements of the Warrant Assignment Agreement and the Incentive Warrant Agreement, respectively.

We do not know when or in what amount the Selling Securityholders may sell their securities hereunder following the effective date of the registration statement of which this prospectus forms a part. Moreover, the securities offered for resale represent a substantial percentage of our total issued and outstanding securities and our public float (95.6% of the SKGR Class A Ordinary Shares that were issued in connection with the SKGR IPO exercised their right to redeem in connection with, or prior to, the Business Combination). In fact, the Webull Ordinary Shares offered for resale pursuant to this prospectus represent approximately 27.7% of the Webull Ordinary Shares issued and outstanding as of the date of this prospectus. The sale of all the securities being offered pursuant to this prospectus, or the perception that these sales could occur, could result in a significant decline in the public trading price of our securities and could impair our ability to raise capital through the sale of additional securities. Despite a potential decline in the public trading price of our securities, the Selling Securityholders may still experience a positive rate of return on the securities they purchased and may have an incentive to sell due to the differences in the purchase prices described above and the public trading price of our securities. Our public securityholders may not experience a similar rate of return on the securities they purchased due to differences in their purchase prices and the current trading price. As described in more detail above, some of the Selling Securityholders purchased or received their securities at prices considerably below the current market prices. For instance, based on the $6.90 closing price of the Webull Class A Ordinary Shares on April 24, 2026, upon the sale of the Webull Class A Ordinary Shares, (i) the Existing Webull Shareholders may experience a potential loss of approximately $3.10 per Webull Class A Ordinary Share they hold, (ii) Mr. Anquan Wang may experience a potential loss of approximately $3.10 per Webull Class B Ordinary Share he decides to convert into Webull Class A Ordinary Shares, (iii) the Initial SKGR Shareholders may experience a potential profit of approximately $6.90 per Webull Class A Ordinary Share they hold upon conversion of their SKGR Class B Ordinary Shares, (iv) Auxo may experience a potential loss of approximately $3.10 per share it received upon conversion of its convertible loans, (v) the investors party to the Non-Redemption Agreements and Additional Non-Redemption Agreements may experience a potential profit of approximately $6.90 per Webull Class A Ordinary Share they hold following conversion of the SKGR Class B Ordinary Shares they received from Auxo for no consideration, (vi) CCM may experience a potential loss of approximately $3.10 per Webull Class A Ordinary Share they hold following conversion of the SKGR Class B Ordinary Shares they received from Auxo pursuant to a fee agreement with SKGR, (vii) the service providers receiving Webull Class A Ordinary Shares in satisfaction for certain of their fees and expenses may experience a potential loss of approximately $3.10 per Webull Class A Ordinary Share they sell, and (viii) Auxo upon resale of the Webull Class A Ordinary Shares it received in connection with the cashless exercise of its Webull Private Warrants may experience a potential loss of approximately $8.68 per Webull Class A Ordinary Share it sells. The frequency of such sales could also cause the market price of our securities to decline significantly or increase the volatility in the market price of our securities. Immediately following the consummation of the Business Combination, 455,599,003 Webull Ordinary Shares (including 82,988,016 Webull Class B Ordinary Shares) were held by the Existing Webull Shareholders and were subject to the transfer restrictions in the Webull Articles and 3,892,884 Webull Ordinary Shares were held by the Initial SKGR Shareholders and certain non-redemption agreement investors and were subject to the transfer restrictions in the Auxo Support Agreement. However, all such transfer restrictions have expired.

The Selling Securityholders may offer any, all or none of the securities described in the foregoing for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The resale of these securities is being registered to permit the Selling Securityholders to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may sell these securities through ordinary brokerage transactions, directly to market makers of our shares or through any other means permitted pursuant to applicable law, as described in more detail in the section entitled “Plan of Distribution” herein. We are also registering the resale of these securities by the Selling Securityholders, or their donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part. The Initial SKGR Shareholders are each deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act with respect to the Webull Class A Ordinary Shares they may sell. Further, in connection with any sales of securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may also be deemed to be “underwriters” within the meaning of the Securities Act.

The following table is prepared based on information provided to us by the Selling Securityholders. The table below sets forth, the name of the Selling Securityholders for which we are registering the resale of securities to the public and the aggregate amount of Webull Securities that the Selling Securityholders may offer pursuant to this prospectus. The individuals and entities described in the table and footnotes thereto below are deemed to have beneficial ownership over their respective securities, as described in more detail in the footnotes. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, Class A Ordinary Shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

Certain of the Selling Securityholders own Webull Warrants and, prior to their redemption, owned Webull Incentive Warrants. The registration statement of which this prospectus forms a part is, among others, registering the issuance and sale of Webull Class A Ordinary Shares underlying the exercise of all issued and outstanding Webull Warrants and also covers the resale of any Webull Class A Ordinary Shares that were issued following the redemption of the Webull Incentive Warrants held by the Existing Webull Shareholders.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the securities in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law. For the avoidance of doubt, this prospectus only covers such subset of the Webull Securities that were (i) initially held by the Selling Securityholders at the time of the commencement of this offering on May 9, 2025 or issuable to the Selling Securityholders upon exercise or conversion of certain Webull Securities held by the Selling Securityholders at the time of the commencement of this offering, and (ii) registered for resale pursuant to the registration statement of which this prospectus forms a part. Securities that (i) were not held by, or issuable to, the Selling Securityholders at the time of the commencement of this offering, and (ii) were not part of the subset of securities registered for resale pursuant to the registration statement of which this prospectus forms a part, are not fungible with any securities registered for resale hereunder and any disposition of such other securities not covered by this prospectus may require to be registered under the Securities Act or to qualify for an exemption from registration.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part. Any such prospectus supplement or post-effective amendment may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of securities of the Company registered on its behalf. A Selling Securityholder may sell all, some or none of such securities in this offering. See the section entitled “Plan of Distribution.” For information on our major shareholders and beneficial owners and material relationships with selling securityholders, see “Incorporation by Reference,” including our latest Annual Report on Form 20-F.

	Securities Beneficially Owned Prior to the Commencement of This Offering+								Securities Sold or to Be Sold in This Offering+						Securities Beneficially Owned After This Offering++
Name of Selling Securityholders	Webull Class A Ordinary Shares	%	Webull Class B Ordinary Shares	%	Webull Private Warrants	%	Webull Incentive Warrants	%	Webull Class A Ordinary Shares [47]	%	Webull Private Warrants (including any Webull Class A Ordinary Shares issued upon exercise thereof)%		Webull Class A Ordinary Shares issued upon exercise of Webull Incentive Warrants [48]	%	Webull Class A Ordinary Shares	% **	Webull Class B Ordinary Shares	%
AQR entities[1]	179,650	*	-	-	-	-	-	-	150,000	*	-	-	-	-	29,650	*	-	-
Atlas Merchant Capital SPAC Fund I LP [2]	87,000	*	-	-	-	-	-	-	87,000	*	-	-	-	-	-	-	-	-
Auxo Capital Inc. [3]	9,696,464	2.5%	-	-	6,792,000	100%	-	-	2,904,464	*	6,792,000	100%	-	-	-	-	-	-
Bojiang Cpaital entities [4]	29,151,428	7.7%	-	-	-	-	-	-	7,287,857	1.9%	-	-	-	-	21,863,571	5.5%	-	-
Camac Fund, LP [5]	60,000	*	-	-	-	-	-	-	60,000	*	-	-	-	-	-	-	-	-
Coatue PE Asia 55 LLC [6]	13,307,263	3.5%	-	-	-	-	1,859,114	8.9%	2,862,037	*	-	-	1,859,114	8.9%	10,445,226	2.8%	-	-
Crestline Summit entities [7]	48,373	*	-	-	-	-	-	-	48,373	*	-	-	-	-	-	-	-	-
Derek Jensen [8]	75,000	*	-	-	-	-	-	-	75,000	*	-	-	-	-	-	-	-	-
EXOS Collateralized SPAC Holdings Fund LP [9]	48,750	*	-	-	-	-	-	-	48,750	*	-	-	-	-	-	-	-	-
Expansion Project Technologies Holding [10]	18,161,669	4.8%	-	-	-	-	2,537,307	12.1%	3,906,091	1.0%	-	-	2,537,307	12.1%	14,255,578	3.6%	-	-
FT SOF XIII (Holdings), LLC [11]	8,844	*	-	-	-	-	-	-	8,844	*	-	-	-	-	-	-	-	-
General Atlantic Singapore WB Pte. Ltd. [12]	8,308,853	2.2%	-	-	-	-	1,160,802	5.6%	1,787,012	*	-	-	1,160,802	5.6%	6,521,841	1.6%	-	-
Tianjin Nuofeng Enterprise Management Consulting Partnership (Limited Partnership) [13]	37,594,146	9.9%	-	-	-	-	-	-	9,398,537	2.5%	-	-	-	-	28,195,609	7.1%	-	-
Harraden Circle entities [14]	214,786	*	-	-	-	-	-	-	150,150	*	-	-	-	-	64,636	*	-	-
Hillhouse entities [15]	33,777,327	8.9%	-	-	-	-	696,481	3.3%	8,270,212	2.2%	-	-	696,481	3.3%	25,507,115	6.4%	-	-
Hongdao Capital entities [16]	18,638,977	4.9%	-	-	-	-	-	-	4,659,744	1.2%	-	-	-	-	13,979,233	3.5%	-	-
Hongjang Jin [17]	40,028	*	-	-	-	-	13	*	40,000	*	-	-	-	-	28	*	-	-
HS Investments IV Limited [18]	33,235,410	8.7%	-	-	-	-	4,643,210	22.2%	7,148,050	1.9%	-	-	4,643,210	22.2%	26,087,360	6.5%	-	-
HSG Growth VI Holdco F, Ltd. [19]	13,034,604	3.4%	-	-	-	-	1,821,021	8.7%	2,803,396	*	-	-	1,821,021	8.7%	10,231,208	2.6%	-	-
Internet Fund VII Pte. Ltd. [20]	13,628,070	3.6%	-	-	-	-	1,903,933	9.1%	2,931,034	*	-	-	1,903,933	9.1%	10,697,036	2.7%	-	-
Cohen & Company Securities, LLC [21]	142,097	*	-	-	-	-	117,097	*	25,000	*	-	-	-	-	117,097	*	-	-
John A. Boehner [22]	40,000	*	-	-	-	-	-	-	40,000	*	-	-	-	-	-	-	-	-
JRG WB9 LTD. [22]	2,004,137	*	-	-	-	-	279,992	1.3%	431,036	*	-	-	279,992	1.3%	1,573,101	*	-	-
Kepos Special Opportunities Master Fund L.P. [24]	112,500	*	-	-	-	-	-	-	112,500	*	-	-	-	-	-	-	-	-
Lightspeed Opportunity Fund, L.P. [25]	8,308,853	2.2%	-	-	-	-	1,160,802	5.6%	1,787,013	*	-	-	1,160,802	5.6%	6,521,840	1.6%	-	-
LMR entities [26]	1,989,712	*	-	-	-	-	90,390	*	130,000	*	-	-	-	-	1,859,712	-	-	-
Martin Payne [27]	25,000	*	-	-	-	-	-	-	25,000	*	-	-	-	-	-	-	-	-
Meteora entities [28]	446,972	*	-	-	-	-	-	-	122,945	*	-	-	-	-	324,027	*	-	-
Michael Noonen [29]	25,000	*	-	-	-	-	-	-	25,000	*	-	-	-	-	-	-	-	-
MMF LT, LLC [30]	285,000	*	-	-	-	-	25,000	*	60,000	*	-	-	-	-	225,000	*	-	-
Mobai Capital entities [31]	16,006,890	4.2%	-	-	-	-	-	-	4,001,723	1.1%	-	-	-	-	12,005,167	3.0%	-	-
NotNull Inc. [32]	29,758,301	7.9%	-	-	-	-	-	-	7,439,575	2.0%	-	-	-	-	22,318,726	5.6%	-	-
PEAK6 entities [33]	27,632,929	7.3%	-	-	-	-	1,069,141	5.1%	6,640,947	1.8%	-	-	1,069,141	5.1%	20,991,982	5.3%	-	-
Polar Multi-Strategy Master Fund [34]	350,000	*	-	-	-	-	-	-	150,000	*	-	-	-	-	200,000	*	-	-
Richard Chin [35]	281,250	*	-	-	-	-	-	-	281,250	*	-	-	-	-	-	-	-	-
RiverNorth SPAC Arbitrage Fund, LP [36]	206,125	*	-	-	-	-	-	-	150,000	*	-	-	-	-	56,125	*	-	-
Rothschild entities [37]	15,786,831	4.1%	-	-	-	-	2,205,526	10.5%	3,395,326	*	-	-	2,205,526	10.5%	12,391,505	3.1%	-	-
SIG Global China Fund I, LLLP [38]	24,815,484	6.5%	-	-	-	-	662,671	3.2%	6,038,203	1.6%	-	-	662,671	3.2%	18,777,281	4.7%	-	-
Tianjin Jinmi Investment Partnership (LP) [39]	16,689,642	4.4%	-	-	-	-	-	-	4,172,411	1.1%	-	-	-	-	12,517,231	3.1%	-	-
Tianjin Zhiying Enterprise Management Partnership (LP) [40]	21,303,692	5.6%	-	-	-	-	-	-	5,325,923	1.4%	-	-	-	-	15,977,769	4.0%	-	-
TQ Master Fund LP [41]	16,124	*	-	-	-	-	-	-	16,124	*	-	-	-	-	-	-	-	-
Walleye entities [42]	900,000	*	-	-	-	-	-	-	135,000	*	-	-	-	-	765,000	*	-	-
Water Castle Az Inc. [43]	82,988,016	18.0%	82,988,016	100%	-	-	-	-	20,747,004	5.5%	-	-	-	-	-	-	62,241,012	100%
Webull Partners Limited [44]	11,466,481	3.0%	-	-	-	-	-	-	11,466,481	3.0%	-	-	-	-	-	-	-	-
Aqua Pursuit International Limited [45]	50,000	*	-	-	-	-	-	-	50,000	*	-	-	-	-	-	-	-	-
Wilson Sonsini Goodrich & Rosatti [46]	50,000	*	-	-	-	-	-	-	50,000	*	-	-	-	-	-	-	-	-

*	Represents less than 1%. All percentages in this table are based on the number of Webull Securities issued and outstanding at the time of the commencement of this offering on May 9, 2025.

**	Percentage of Webull Class A Ordinary Shares beneficially owned after this offering gives effect to the conversion of 20,747,004 Webull Class B Ordinary Shares into Webull Class A Ordinary Shares in connection with the conversion and sale of such shares by Water Castle Az Inc. in connection with this offering.

+	As described elsewhere in this prospectus, following the commencement of this offering, (i) the Webull Private Warrants were cashless exercised by Auxo, (ii) a certain number of Webull Incentive Warrants as well as Webull Public Warrants were exercised, and (iii) on June 30, 2025 Webull redeemed all Webull Incentive Warrants that remained unexercised as of such redemption date.

++	Beneficial ownership after this offering is not updated for any open market purchases or sales of Webull Securities effectuated following the commencement of this offering on May 9, 2025 and also does not reflect any sales following the commencement of this offering of any Webull Securities that were beneficially held by a Selling Securityholder at the time of the commencement of this offering and that were not registered for resale under the registration statement of which this prospectus forms a part. Assumes that any Webull Incentive Warrants not held by Webull Existing Shareholders at the time of the commencement of this offering were exercised prior to the redemption of such Webull Incentive Warrants on June 30, 2025 and assumes that any Webull Class A Ordinary Shares issued upon exercise of such warrants continue to be held by the Selling Securityholders that are not Webull Existing Shareholders following this offering. Assumes that any Webull Incentive Warrants held by Webull Existing Shareholders at the time this offering commenced and that any Webull Class A Ordinary Shares issued upon exercise of Webull Incentive Warrants held by Webull Existing Shareholders are sold in this offering.

1	Represents (i) (a) 18,042 Webull Class A Ordinary Shares held by AQR Absolute Return Master Account, L.P. pursuant to Non-Redemption Agreements and (b) 3,905 Webull Class A Ordinary Shares held by AQR Absolute Return Master Account, L.P. assuming the exercise of 3,905 Webull Public Warrants (such warrants or shares issuable upon exercise of the warrants are not offered for resale pursuant to this prospectus), (ii) 15,474 Webull Class A Ordinary Shares held by AQR APEX MS Master Account, L.P. pursuant to Non-Redemption Agreements, (iii) (a) 1,002 Webull Class A Ordinary Shares held by AQR Arbitrage MA Offshore Fund, L.P. pursuant to Non-Redemption Agreements and (b) 60 Webull Class A Ordinary Shares assuming the exercise of 60 Webull Public Warrants Public Warrants (such warrants or shares issuable upon exercise of the warrants are not offered for resale pursuant to this prospectus), (iv) (a) 28,890 Webull Class A Ordinary Shares held by AQR Corporate Arbitrage Master Account, L.P. pursuant to Non-Redemption Agreements and (b) 7,375 Webull Class A Ordinary Shares assuming the exercise of 7,375 Webull Public Warrants (such warrants or shares issuable upon exercise of the warrants are not offered for resale pursuant to this prospectus), (v) (a) 74,562 Webull Class A Ordinary Shares held by AQR Global Alternative Investment Offshore Fund, L.P. pursuant to Non-Redemption Agreements and (b) 17,747 Webull Class A Ordinary Shares assuming the exercise of 17,747 Webull Public Warrants (such warrants or shares issuable upon exercise of the warrants are not offered for resale pursuant to this prospectus), (vi) 3,930 Webull Class A Ordinary Shares held by AQR SPAC Opportunities Offshore Fund, L.P. pursuant to Non-Redemption Agreements and (vii) (a) 8,100 Webull Class A Ordinary Shares held by AQR UCITS Funds – AQR Corporate Arbitrage UCITS Fund pursuant to Non-Redemption Agreement and (b) 563 Webull Class A Ordinary Shares assuming the exercise of 563 Webull Public Warrants (such warrants or shares issuable upon exercise of the warrants are not offered for resale pursuant to this prospectus). AQR Capital Management, LLC and AQR Arbitrage, LLC, each a Delaware limited liability company, act as investment adviser to AQR Absolute Return Master Account, L.P., AQR APEX MS Master Account, L.P., AQR Arbitrage MA Offshore Fund, L.P., AQR Corporate Arbitrage Master Account, L.P., AQR Global Alternative Investment Offshore Fund, L.P., AQR SPAC Opportunities Offshore Fund, L.P. and AQR UCITS Funds – AQR Corporate Arbitrage UCITS Fund and have investment and dispositive power over the shares held by the fund. AQR Arbitrage, LLC is deemed to be controlled by AQR Capital Management, LLC. AQR Capital Management, LLC is a wholly-owned subsidiary of AQR Capital Management Holdings, LLC, a Delaware limited liability company. Clifford S. Asness may be deemed to control AQR Capital Management, LLC through his voting control over the Board of Managers of AQR Capital Management Holdings, LLC. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein. The address for these entities and individuals is One Greenwich Plaza, Suite 130, Greenwich, CT 06830.

2	Represents 87,000 Webull Class A Ordinary Shares held by Atlas Merchant Capital SPAC Fund I LP pursuant to Non-Redemption Agreements. Atlas Merchant Capital LLC (the “Atlas Advisor”) is a registered investment advisor and the investment manager of Atlas Merchant Capital SPAC Fund I LP (the “Atlas Fund”). Atlas Merchant Capital Holdings, Ltd. (“Atlas Holdings”) is the managing member of the Atlas Advisor; Atlas Merchant Capital LP (“AMC Capital”) is the sole voting shareholder of Atlas Holdings; and Atlas Merchant Capital GP LLC (“AMC-GP”) is the general partner of AMC Capital. AMC SPAC Fund GP LP (the “Atlas General Partner”) is the general partner of the Atlas Fund and AMC SPAC Fund MGP LLC (“AMC SPAC MGP”) is the general partner of the Atlas General Partner. Robert E. Diamond and David I. Schamis are the sole members of AMC-GP and AMC SPAC MGP. Each of the Atlas Advisor, Atlas Holdings, AMC Capital, AMC-GP, the Atlas General Partner, AMC SPAC MGP and Messrs. Diamond and Shamis may be deemed to indirectly beneficially own the shares directly held by the Fund, but each of such persons disclaims such beneficial ownership except to the extent of its of his pecuniary interest in the shares held by the Fund. The address of the entities and individuals listed above is 477 Madison Ave., 22nd Floor, New York, NY 10022.

3	Represents (i) 2,380,464 Webull Class A Ordinary Shares issued to Auxo Capital Inc. upon conversion of its SKGR Class B Ordinary Shares, (ii) 524,000 Webull Class A Ordinary Shares that were issued to Auxo Capital Inc. upon conversion of SKGR Class A Ordinary Shares that were issued pursuant to certain convertible loans extended by Auxo Capital Managers LLC to SKGR and (iii) 6,792,000 Webull Class A Ordinary Shares held by Auxo Capital Inc. assuming the exercise of 6,792,000 Webull Private Warrants (such warrants and shares issuable upon exercise of the warrants are not offered for resale pursuant to this prospectus). The Webull Class A Ordinary Shares reported above are held in the name of Auxo Capital Inc., a Delaware corporation with its registered address at 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. Richard Chin, Derek Jensen, and Byung Don Kwon exercise voting and investment control over these shares and may be deemed to have shared beneficial ownership of such shares. Each of Richard Chin and Derek Jensen disclaim beneficial ownership of the shares held by Auxo Capital Inc., directly or indirectly. The business address of the entities and individuals listed above is 288 Park Avenue S, #96693, New York, NY 10003.

4	Represents (i) 7,127,532 Webull Class A Ordinary Shares held by Changxing Boyi Equity Investment Fund Management Centre (Limited Partnership) following the consummation of the Business Combination as an Existing Webull Shareholder, (ii) 11,011,948 Webull Class A Ordinary Shares held by Anji Boye Investment Partnership (Limited Partnership) following the consummation of the Business Combination as an Existing Webull Shareholder, and (iii) 11,011,948 Webull Class A Ordinary Shares held by Lishui Bojiang Chuangfu 2nd Equity Investment Partnership (Limited Partnership) following the consummation of the Business Combination as an Existing Webull Shareholder. Changxing Boyi Equity Investment Fund Management Centre (Limited Partnership), Anji Boye Investment Partnership (Limited Partnership) and Lishui Bojiang Chuangfu 2nd Equity Investment Partnership (Limited Partnership) are collectively referred to as the Bojiang Capital entities. The general partner of the Bojiang Capital entities is Shanghai Bojiang Investment Management Co., Ltd., which is wholly owned by Bojiang Group Co., Ltd. Tian Luo controls Bojiang Group Co., Ltd. by beneficially owning 49.76% equity interest therein. The registered address of Changxing Boyi Equity Investment Fund Management Centre (Limited Partnership) is No. 668 Lvzhou Avenue, Bailian Village, Sian Town, Changxing Country, Huzhou City, Zhejiang Province, China. The registered address of Anji Boye Investment Partnership (Limited Partnership) is Room 217, Building #1, Lingfeng Village, Lingfeng Street, Anji County, Huzhou City, Zhejiang Province, China. The registered address of Lishui Bojiang Chuangfu 2nd Equity Investment Partnership (Limited Partnership) is Room 3119, Building #1, No. 16 Tongyuan Road, Da Gang Tou, Liandu District, Lishui City, Zhejiang Province, China. The business address of the above listed entities and individuals is c/o Shanghai Bojiang Investment Management Co., Ltd., 35F, Huafeng International No. 200 Xingye St., Qianjiang CBD, Hangzhou, China.

5	Represents 60,000 Webull Class A Ordinary Shares held by Camac Fund, LP issued pursuant to Non-Redemption Agreements. Camac Capital LLC is the general partner of Camac Fund, LP. Eric Shahinian is the manager of Camac Capital LLC and Camac Fund, L.P. Mr. Shahinian disclaims beneficial ownership of the shares held by Camac Fund, LP. The registered address of Camac Fund LP is 2 Pheasant Ridge Road, Ossining, NY 10562.

6	Represents (i) 11,448,149 Webull Class A Ordinary Shares held by Coatue PE Asia 55 LLC following the consummation of the Business Combination as an Existing Webull Shareholder and (ii) 1,859,114 Webull Class A Ordinary Shares held by Coatue PE Asia 55 LLC assuming the exercise of 1,859,114 Webull Incentive Warrants. Coatue PE Asia 55 LLC is a Delaware limited liability company managed by Coatue Management, L.L.C. The sole owner of Coatue Management, L.L.C. is Coatue Management Partners L.P., for which Coatue Management Partners GP LLC serves as general partner. Mr. Philippe Laffont serves as the managing member of Coatue Management Partners GP LLC. The business address of entities and individual listed above is 9 West 57th Street, 25th Floor, New York, NY 10019.

7	Represents (i) 16,996 Webull Class A Ordinary Shares held by Crestline Summit Master, SPC - Crestline Summit Apex SP (“Apex SP”) pursuant to Non-Redemption Agreements and (ii) 31,377 Webull Class A Ordinary Shares held by Crestline Summit Master, SPC - Peak SP (“Peak SP”) pursuant to Non-Redemption Agreements. Sandia Investment Management LP (“Sandia”) serves as investment manager to Apex SP and Peak SP. Sandia Investment Management LLC is the general partner of Sandia. Tim Sichler serves as Founder & CIO of the general partner of Sandia, and in such capacity may be deemed to be the beneficial owner having shared voting power and shared investment power over the securities described in this footnote. The business address of these entities and Mr. Sichler is 201 Washington Street, Boston, MA 02108.

8	Represents 75,000 Webull Class A Ordinary Shares held by Derek Jensen issued in connection with the Business Combination to Initial SKGR Shareholders upon conversion of their SKGR Class B Ordinary Shares. The business address of Derek Jensen is 288 Park Avenue S, #96693, New York, NY 10003.

9	Represents 48,750 Webull Class A Ordinary Shares held by EXOS Collateralized SPAC Holdings Fund LP issued pursuant to Non-Redemption Agreements. EXOS Collateralized SPAC Holdings Fund LP is managed by Michael Bissmeyer, its portfolio manager with investment discretion of EXOS Collateralized SPAC Holdings Fund LP. Mr. Bissmeyer disclaims beneficial ownership of the shares held by EXOS Collateralized SPAC Holdings Fund LP. The address of EXOS Collateralized SPAC Holdings Fund LP is 35 West 35th Street, 5th Floor, New York, NY 10001.

10	Represents (i) 15,624,362 Webull Class A Ordinary Shares held by Expansion Project Technologies Holding 4 SPV RSC Ltd (“SPV”) following the consummation of the Business Combination as an Existing Webull Shareholder and (ii) 2,537,307 Webull Class A Ordinary Shares held by SPV assuming the exercise of 2,537,307 Webull Incentive Warrants. The SPV is wholly owned by a partnership registered in the Abu Dhabi Global Market (“Fund I”). Axight Capital Limited (“Axight”) is the investment manager of Fund I. Lunate Asia Holding RSC Ltd (“Lunate Asia”) wholly owns Axight and Lunate Holding RSC Ltd (“Lunate Holding”) wholly owns Lunate Asia. Chimera Investment LLC is the parent of Lunate Holding. The address for Lunate Holding is Unit No. 1, Floor 12, Al Maryah Tower, Abu Dhabi Global Market Square, Al Maryah Island, Abu Dhabi, United Arab Emirates. The address for Chimera Investment LLC is Office 410, Royal Group Headquarters Building, Khalifa Park Area, Abu Dhabi, United Arab Emirates. The address for Axight, Fund I and SPV is Unit No. 3, Floor 6, Al Maryah Tower, Abu Dhabi Global Market Square, Al Maryah Island, Abu Dhabi, United Arab Emirates.

11	Represents 8,844 Webull Class A Ordinary Shares held by FT SOF XIII (Holdings), LLC issued pursuant to Non-Redemption Agreements. Fir Capital Management LP is the investment manager of FT SOF XIII (SPAC) Holdings, LLC and exercises voting and dispositive power over the shares noted herein held by FT SOF XIII (SPAC) Holdings, LLC. Clinton Biondo and David Sultan are the managing partners of Fir Capital Management LP. Each of Fir Capital Management LP and FT SOF XIII (SPAC) Holdings, LLC and the individual managing partners separately disclaim beneficial ownership over the shares noted herein except to the extent of their pecuniary interest therein. The address for these entities and individuals is C/O Fir Tree Capital Management, 500 Fifth Avenue, 9th Floor, New York, NY 10110.

12	Represents (i) 7,148,051 Webull Class A Ordinary Shares held by General Atlantic Singapore WB Pte. Ltd. (“GAS WB”) following the consummation of the Business Combination as an Existing Webull Shareholder and (ii) 1,160,802 Webull Class A Ordinary Shares held by GAS WB assuming the exercise of 1,160,802 Webull Incentive Warrants. GAS WB is wholly owned by General Atlantic Singapore Fund Pte. Ltd. (“GASF”). GASF is wholly owned, directly or indirectly, by General Atlantic Singapore Interholdco Ltd. (“GASF Interholdco”). The shareholders of GASF Interholdco that share beneficial ownership of the shares held of record by GAS WB are the following General Atlantic investment funds (the “GA Funds”): General Atlantic Partners (Bermuda) IV, L.P. (“GAP Bermuda IV”), General Atlantic Partners (Bermuda) EU, L.P. (“GAP Bermuda EU”), General Atlantic Partners (Lux) SCSp (“GAP Lux”), GAP Coinvestments III, LLC (“GAPCO III”), GAPCO Coinvestments IV, LLC (“GAPCO IV”), GAPCO Coinvestments V, LLC (“GAPCO V”) and GAP Coinvestments CDA, L.P. (“GAPCO CDA”). The general partner of GAP Lux is General Atlantic GenPar (Lux) ScSp (“GA GenPar Lux”) and the general partner of GA GenPar Lux is General Atlantic (Lux) S.à r.l. (“GA Sarl”). The ultimate general partner of GAP Bermuda EU, GAP Bermuda IV and the sole shareholder of GA Sarl is GAP (Bermuda) L.P. GAP (Bermuda), L.P. is controlled by the Partnership Committee of GASC MGP, LLC (the “Partnership Committee”). There are five members of the Partnership Committee. General Atlantic, L.P. (“GA LP”), which is also controlled by the Partnership Committee, is the managing member of GAPCO III, GAPCO IV, GAPCO V and the general partner of GAPCO CDA. GA LP, GA GenPar Lux, GA Sarl, GAP (Bermuda), L.P. and the GA Funds are a “group” within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended. Each of the members of the Partnership Committee disclaims ownership of such shares except to the extent that he has a pecuniary interest therein. The registered address of GAS WB is 8 Marina Boulevard, #17-02, Marina Bay Financial Centre, Singapore 018981.

13	Represents 37,594,146 Webull Class A Ordinary Shares held Tianjin Nuofeng Enterprise Management Consulting Partnership (Limited Partnership) following the consummation of the Business Combination as an Existing Webull Shareholder. Its general partner is Gopher Asset Management Co., Ltd., which is wholly owned by Shanghai Noah Investment Management Co., Ltd. Mr. Zhe Yin serves as Executive Director of Shanghai Noah Investment Management Co. and shares voting and investment control over the shares held by Tianjin Nuofeng Enterprise Management Consulting Partnership (Limited Partnership). The business address of the above listed entities and individuals is Noah Wealth Center, No. 1226 South Shenbin Road, Minhang District, Shanghai, China.

14	Represents (i) (a) 7,849 Webull Class A Ordinary Shares held by Altana Calderwood Specialist Alpha Fund pursuant to Non-Redemption Agreements and (b) 895 Webull Class A Ordinary Shares held by Altana Calderwood Specialist Alpha Fund assuming the exercise of 895 Webull Public Warrants (such warrants or shares issuable upon exercise of the warrants are not offered for resale pursuant to this prospectus), (ii) (a) 6,220 Webull Class A Ordinary Shares held by Gantcher Family Limited Partnership pursuant to Non-Redemption Agreements and (b) 2,879 Webull Class A Ordinary Shares held by Gantcher Family Limited Partnership assuming the exercise of 2,879 Webull Public Warrants (such warrants or shares issuable upon exercise of the warrants are not offered for resale pursuant to this prospectus), (iii) 125,197 Webull Class A Ordinary Shares held by Harraden Circle Investors, LP pursuant to Non-Redemption Agreements and (b) 150 Webull Class A Ordinary Shares held by Harraden Circle Investors, LP pursuant to Additional Non-Redemption Agreements and (c) 59,604 Webull Class A Ordinary Shares held by Harraden Circle Investors, LP assuming the exercise of 59,604 Webull Public Warrants (such warrants or shares issuable upon exercise of the warrants are not offered for resale pursuant to this prospectus) and (iv) (a) 10,734 Webull Class A Ordinary Shares held by Warbasse67 Fund LLC pursuant to Non-Redemption Agreements and (b) 1,258 Webull Class A Ordinary Shares held by Warbasse67 Fund LLC assuming the exercise of 1,258 Webull Public Warrants (such warrants or shares issuable upon exercise of the warrants are not offered for resale pursuant to this prospectus). Harraden Circle Investments, LLC serves as investment manager to Altana Calderwood Specialist Alpha Fund, Gantcher Family Limited Partnership, Harraden Circle Investors, LP and Warbasse67 Fund LLC (collectively, the “Harraden Circle entities”). Mr. Frederick Fortmiller, Jr. is the managing member of Harraden Circle Investments, LLC. In such capacity, Mr. Fortmiller has voting and investment power with respect to the Webull Class A Ordinary Shares owned by the Harraden Circle entities and may be deemed to beneficially own the Webull Class A Ordinary Shares reported herein directly owned by the Harraden Circle entities. The principal address of the Harraden Circle entities is 299 Park Avenue, 21st Floor, New York, NY 10171.

15	Represents (i) 28,792,015 Webull Class A Ordinary Shares held by WBL Holding LP following the consummation of the Business Combination as an Existing Webull Shareholder and (ii) (a) 4,288,831 Webull Class A Ordinary Shares held by WBL2 Holdings Limited following the consummation of the Business Combination as an Existing Webull Shareholder and (b) 696,481 Webull Class A Ordinary Shares held by WBL2 Holdings Limited assuming the exercise of 696,481 Webull Incentive Warrants. WBL Holding LP and WBL2 Holdings Limited are collectively referred to as Hillhouse entities. Each of WBL Holding LP and WBL2 Holdings Limited is wholly owned by Hillhouse Focused Growth Fund V, L.P. Hillhouse Investment Management, Ltd. acts as the sole management company of Hillhouse Focused Growth Fund V, L.P. and is deemed to be the beneficial owner of the shares held by WBL Holding LP and WBL2 Holdings Limited. The registered address of WBL Holding LP is 1675 S. State Street, Suite B, Dover, DE 19901, the United States. The registered address of WBL2 Holdings Limited is 89 Nexus Way, Camana Bay, P.O. Box 31106, Grand Cayman KY1-1205, Cayman Islands.

16	Represents (i) 4,404,779 Webull Class A Ordinary Shares held by Honghe Venture Fund I, L.P. following the consummation of the Business Combination as an Existing Webull Shareholder, (ii) 10,675,482 Webull Class A Ordinary Shares held by Tianjin Honghe Business Management Consulting Partnership (Limited Partnership) following the consummation of the Business Combination as an Existing Webull Shareholder and (iii) 3,558,716 Webull Class A Ordinary Shares held by Tianjin Yirong Business Management Consulting Partnership (Limited Partnership) following the consummation of the Business Combination as an Existing Webull Shareholder. Honghe GP I Ltd. is the general partner of Honghe Venture Fund I, L.P., and Yang Zhenghong is the director and designated representative of Honghe GP I Ltd. As such, Yang Zhenghong has the authority to exercise voting and investment control over the shares held by Honghe Venture Fund I, L.P. and may be deemed to have shared beneficial ownership of such shares held by Honghe Venture Fund I, L.P. Jinhua Hongdao Investment Management Partnership (Limited Partnership) is the managing partner of Tianjin Honghe Business Management Consulting Partnership (Limited Partnership) and Tianjin Yirong Business Management Consulting Partnership (Limited Partnership), and Li Xiaoguang is the designated representative of Jinhua Hongdao Investment Management Partnership (Limited Partnership). As such, Li Xiaoguang has the authority to exercise voting and investment control over the shares held by Tianjin Honghe Business Management Consulting Partnership (Limited Partnership) and Tianjin Yirong Business Management Consulting Partnership (Limited Partnership). The business address of Honghe Venture Fund I, L.P. and Yang Zhenghong is Tower 3, Grand Yoho, 9 Long Yat Road, Yuan Long, Hong Kong. The business address of Tianjin Honghe Business Management Consulting Partnership (Limited Partnership), Tianjin Yirong Business Management Consulting Partnership (Limited Partnership) and Li Xiaoguang is No. 7 Dong Si Huan Bei Lu, Chao Yang Dist. Beijing, China.

17	Represents (i) 40,000 Webull Class A Ordinary Shares held by Hongjang Jin issued in connection with the Business Combination to Initial SKGR Shareholders upon conversion of their SKGR Class B Ordinary Shares, (ii) 15 Webull Class A Ordinary Shares held by Hongjang Jin pursuant to open market purchases and (iii) 13 Webull Class A Ordinary Shares held by Hongjang Jin assuming the exercise of 13 Webull Incentive Warrants (such warrants and shares issued upon exercise of the warrants are not offered for resale pursuant to this prospectus). The business address of Hongjang Jin is 288 Park Avenue S, #96693, New York, NY 10003.

18	Represents (i) 28,592,200 Webull Class A Ordinary Shares held by HS Investments IV Limited following the consummation of the Business Combination as an Existing Webull Shareholder and (ii) 4,643,210 Webull Class A Ordinary Shares held by HS Investments IV Limited assuming the exercise of 4,643,210 Webull Incentive Warrants. HS Investments IV Limited holds the Company’s securities as nominee for certain funds and investment vehicles managed and controlled by each of Hedosophia Partners IV GP Limited and Hedosophia LTC GP II Limited, as general partners of such funds and investment vehicles. The boards of directors of each of Hedosophia Partners IV GP Limited and Hedosophia LTC GP II Limited comprise Rob King, Fred Hervouet and Simon Williams and each director may be deemed to have shared voting and dispositive power with respect to securities beneficially owned by funds and investment vehicles managed and controlled by each of Hedosophia Partners IV GP Limited and Hedosophia LTC GP II Limited and each of them disclaims beneficial ownership of such securities. The address of each of HS Investments IV Limited and Hedosophia Partners IV GP Limited, Hedosophia LTC GP II Limited and the funds and investment vehicles managed and controlled by them is 3rd Floor, Suite 5, Weighbridge House, Lower Pollet, St. Peter Port, Guernsey GY1 1WL.

19	Represents (i) 11,213,583 Webull Class A Ordinary Shares held by HSG Growth VI Holdco F, Ltd. following the consummation of the Business Combination as an Existing Webull Shareholder and (ii) 1,821,021 Webull Class A Ordinary Shares held by HSG Growth VI Holdco F, Ltd. assuming the exercise of 1,821,021 Webull Incentive Warrants. The sole shareholder of HSG Growth VI Holdco F, Ltd. is HongShan Capital Growth Fund VI, L.P., whose general partner is HSG Growth VI Management, L.P. The general partner of HSG Growth VI Management, L.P. is HSG Holding Limited, whose sole shareholder is SNP China Enterprises Limited. The sole shareholder of SNP China Enterprises Limited is Mr. Neil Nanpeng Shen. The registered address of HSG Growth VI Holdco F, Ltd. is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

20	Represents (i) 11,724,137 Webull Class A Ordinary Shares held by Internet Fund VII Pte. Ltd. following the consummation of the Business Combination as an Existing Webull Shareholder and (ii) 1,903,933 Webull Class A Ordinary Shares held by Internet Fund VII Pte. Ltd. assuming the exercise of 1,903,933 Webull Incentive Warrants. Internet Fund VII Pte. Ltd. is a Singapore private limited company and investment company that focuses on investing in internet, technology and software companies. It is managed by Tiger Global Singapore Pte. Ltd., which is an affiliate of Tiger Global Management, LLC, a Delaware limited liability company. Tiger Global Management, LLC is controlled by Chase Coleman. The registered address of Internet Fund VII Pte. Ltd. is 8 Temasek Boulevard #32-02, Suntec Tower Three, Singapore 038988.

21	Represents (a) 25,000 Webull Class A Ordinary Shares held by Cohen & Company Securities, LLC upon conversion of certain SKGR Class B Ordinary Shares received by CCM from Auxo pursuant to a fee agreement with SKGR and (b) 117,097 Webull Class A Ordinary Shares held by Cohen & Company Securities, LLC assuming the exercise of 117,097 Webull Incentive Warrants (such warrants and shares issued upon exercise of the warrants are not offered for resale pursuant to this prospectus). Cohen & Company Securities, LLC is a subsidiary of J.V.B. Financial Holdings, LLC which is owned by Cohen & Company, LLC, the operating entity for Cohen & Company Inc., which is controlled by its CEO, Lester Brafman. The person having voting and dispositive power over the shares held by Cohen & Company Securities, LLC is Jerry Serowik. The address of the persons and entities listed above is 2929 Arch Street, Ste 1703, Philadelphia, PA.

22	Represents 40,000 Webull Class A Ordinary Shares held by John A. Boehner issued in connection with the Business Combination to Initial SKGR Shareholders upon conversion of their SKGR Class B Ordinary Shares. The business address of John A. Boehner is 288 Park Avenue S, #96693, New York, NY 10003.

23	Represents (a) 1,724,145 Webull Class A Ordinary Shares held by JRG WB9 LTD. following the consummation of the Business Combination as an Existing Webull Shareholder and (b) 279,992 Webull Class A Ordinary Shares held by JRG WB9 LTD. assuming the exercise of 279,992 Webull Incentive Warrants. JRG WB9 LTD. is a limited company incorporated in the Cayman Islands. JRG WB9 LTD. is owned by Sky9 Capital MVP Fund, L.P. and Sky9 Capital Fund IV, L.P. Sky9 Capital MVP Fund, L.P. is managed by its general partner, Sky9 Capital MVP GP Ltd, which is ultimately controlled by Ronald Cao. Sky9 Capital Fund IV, L.P. is managed by its general partner, Sky9 Capital Fund IV GP Ltd, which is ultimately controlled by Ronald Cao. The registered address of JRG WB9 LTD. is Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands.

24	Represents 112,500 Webull Class A Ordinary Shares held by Kepos Special Opportunities Master Fund L.P. issued pursuant to Non-Redemption Agreements. Kepos Capital LP is the investment manager of Kepos Special Opportunities Master Fund L.P. and Kepos Partners LLC is the General Partner of Kepos Special Opportunities Master Fund L.P. and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”) and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by Kepos Special Opportunities Master Fund L.P. Mr. Carhart disclaims beneficial ownership of the shares held by Kepos Special Opportunities Master Fund L.P. The address of Kepos Capital LP and Mr. Carhart is 11 Times Square, 35th Floor, New York, New York 10036.

25	Represents (i) 7,148,051 Webull Class A Ordinary Shares held by Lightspeed Opportunity Fund, L.P. (“Lightspeed Opportunity”) following the consummation of the Business Combination as an Existing Webull Shareholder and (ii) 1,160,802 Webull Class A Ordinary Shares held by Lightspeed Opportunity assuming the exercise of 1,160,802 Webull Incentive Warrants. Lightspeed General Partner Opportunity Fund, L.P. (“LGP Opportunity”) is the general partner of Lightspeed Opportunity. Lightspeed Ultimate General Partner Opportunity Fund, Ltd. (“LUGP Opportunity”) is the general partner of LGP Opportunity. Ravi Mhatre and Arif Janmohamed are the directors of LUGP Opportunity and share voting and dispositive power with respect to the shares held by Lightspeed Opportunity. The business address of Lightspeed Opportunity Fund, L.P. is 2200 Sand Hill Road, Suite 100, Menlo Park, CA 94025, United States.

26	Represents (i) (a) 15,000 Webull Class A Ordinary Shares held by LMR CCSA Master Fund Limited pursuant to Non-Redemption Agreements, (b) 50,000 Webull Class A Ordinary Shares held by LMR CCSA Master Fund Limited pursuant to Additional Non-Redemption Agreements and (c) 884,661 Webull Class A Ordinary Shares held by LMR CCSA Master Fund assuming the exercise of 884,661 Webull Public Warrants (such warrants or shares issuable upon exercise of the warrants are not offered for resale pursuant to this prospectus) and (d) 45,195 Webull Class A Ordinary Shares held by LMR CCSA Master Fund assuming the exercise of 45,195 Webull Incentive Warrants (such warrants and shares issued upon exercise of the warrants are not offered for resale pursuant to this prospectus) and (ii) (a) 15,000 Webull Class A Ordinary Shares held by LMR Multi-Strategy Master Fund Limited pursuant to Non-Redemption Agreements, (b) 50,000 Webull Class A Ordinary Shares held by LMR Multi-Strategy Master Fund pursuant to Additional Non-Redemption Agreements, (c) 884,661 Webull Class A Ordinary Shares held by LMR Multi-Strategy Master Fund Limited assuming the exercise of 884,661 Webull Public Warrants (such warrants or shares issuable upon exercise of the warrants are not offered for resale pursuant to this prospectus) and (d) 45,195 Webull Class A Ordinary Shares held by LMR Multi-Strategy Master Fund Limited assuming the exercise of 45,195 Webull Incentive Warrants (such warrants and shares issued upon exercise of the warrants are not offered for resale pursuant to this prospectus). LMR Partners LLP (“LMR Partners”) is the investment manager of LMR CCSA Master Fund Limited and LMR Multi-Strategy Master Fund Limited (together, the “LMR Securityholders”). Vincent Olekhnovitch is a portfolio manager of LMR Partners, and Pearse Griffith, Benjamin Levine, Torsten de Santos and Mark Eberle are directors of the LMR Securityholders, and, accordingly, they have shared voting and dispositive power of the Webull Class A Ordinary Shares held by the LMR Securityholders. The address of LMR Partners is 9th Floor, Devonshire House, 1 Mayfair Place, London W1J 8AJ, United Kingdom. The address of the LMR Securityholders is P.O. Box 309, Ugland House, George Town, Grand Cayman KY1-1104, Cayman Islands.

27	Represents 25,000 Webull Class A Ordinary Shares held by Martin Payne issued in connection with the Business Combination to Initial SKGR Shareholders upon conversion of their SKGR Class B Ordinary Shares. The business address of Martin Payne is 288 Park Avenue S, #96693, New York, NY 10003.

28	Represents (i) (a) 10,538 Webull Class A Ordinary Shares held by Boothbay Absolute Return Strategies pursuant to Non-Redemption Agreements and (b) 27,155 Webull Class A Ordinary Shares held by Boothbay Absolute Return Strategies assuming the exercise of 27,155 Webull Public Warrants (such warrants or shares issuable upon exercise of the warrants are not offered for resale pursuant to this prospectus), (ii) 4,515 Webull Class A Ordinary Shares held by Boothbay Diversified Alpha Master Fund, LP pursuant to Non-Redemption Agreements, (iii) (a) 18,245 Webull Class A Ordinary Shares held by Meteora Capital Partners, LP pursuant to Non-Redemption Agreements, (b) 18,720 Webull Class A Ordinary Shares held by Meteora Capital Partners, LP pursuant to Additional Non-Redemption Agreements and (c) 113,556 Webull Class A Ordinary Shares held by Meteora Capital Partners, LP assuming the exercise of 113,556 Webull Public Warrants (such warrants or shares issuable upon exercise of the warrants are not offered for resale pursuant to this prospectus), (iv) (a) 30,999 Webull Class A Ordinary Shares held by Meteora Select Trading Opportunities Master, LP pursuant to Non-Redemption Agreements (b) 23,385 Webull Class A Ordinary Shares held by Meteora Select Trading Opportunities Master, LP pursuant to Additional Non-Redemption Agreements and (c) 165,045 Webull Class A Ordinary Shares held by Meteora Select Trading Opportunities Master, LP assuming the exercise of 165,045 Webull Public Warrants (such warrants or shares issuable upon exercise of the warrants are not offered for resale pursuant to this prospectus) and (v) (a) 8,648 Webull Class A Ordinary Shares held by Meteora Special Opportunity Fund I, LP pursuant to Non-Redemption Agreements, (b) 7,895 Webull Class A Ordinary Shares held by Meteora Special Opportunity Fund I, LP pursuant to Additional Non-Redemption Agreements and (c) 18,271 Webull Class A Ordinary Shares held by Meteora Special Opportunity Fund I, LP assuming the exercise of 18,271 Webull Public Warrants (such warrants or shares issuable upon exercise of the warrants are not offered for resale pursuant to this prospectus). Meteora Capital, LLC (“Meteora Capital”) serves as investment manager to Boothbay Absolute Return Strategies, Boothbay Diversified Alpha Master Fund, LP, Meteora Capital Partners, LP, Meteora Select Trading Opportunities Master, LP, and Meteora Special Opportunity Fund I, LP (collectively, the “Meteora entities”). Voting and investment power over the Webull Class A Ordinary Shares held by the Meteora entities resides with its investment manager Meteora Capital. Mr. Vik Mittal serves as the managing member of Meteora Capital and may be deemed to be the beneficial owner of the shares held by such entities. Mr. Mittal, however, disclaims any beneficial ownership of the shares held by such entities. The business address of the entities listed above is 1200 N. Federal Highway, Suite 200, Boca Raton, FL 33432.

29	Represents 25,000 Webull Class A Ordinary Shares held by Michael Noonen issued in connection with the Business Combination to Initial SKGR Shareholders upon conversion of their SKGR Class B Ordinary Shares. The business address of Michael Noonen is 288 Park Avenue S, #96693, New York, NY 10003.

30	Represents (i) 60,000 Webull Class A Ordinary Shares held by MMF LT, LLC pursuant to Non-Redemption Agreements, (ii) 200,000 Webull Class A Ordinary Shares held by MMF LT, LLC assuming the exercise of 200,000 Webull Public Warrants (such warrants or shares issuable upon exercise of the warrants are not offered for resale pursuant to this prospectus) and (iii) 25,000 Webull Class A Ordinary Shares held by MMF LT, LLC assuming the exercise of 25,000 Webull Incentive Warrants. Moore Capital Management, LP, the investment manager of MMF LT, LLC, has voting and investment control of the shares held by MMF LT, LLC. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares of the Company held by MMF LT, LLC. Mr. Bacon also is the indirect majority owner of MMF LT, LLC. The address of MMF LT, LLC, Moore Capital Management, LP and Mr. Bacon is 11 Times Square, New York, New York 10036.

31	Represents (i) 9,213,691 Webull Class A Ordinary Shares held by Tianjin Mobai Xinyuan Management Consulting Partnership (Limited Partnership) following the consummation of the Business Combination as an Existing Webull Shareholder and (ii) 6,793,199 Webull Class A Ordinary Shares held by Tianjin Mobai Fuxing Management Consulting Partnership (Limited Partnership) following the consummation of the Business Combination as an Existing Webull Shareholder. Hunan Mobai Xinyuan Private Equity Investment Partnership Enterprise (Limited Partnership) holds the controlling interests in Tianjin Mobai Xinyuan Management Consulting Partnership (Limited Partnership) by beneficially owning 99.96% equity interest therein. Hunan Mobai Fuxing Private Equity Investment Partnership Enterprise (Limited Partnership) holds the controlling interests in Tianjin Mobai Fuxing Management Consulting Partnership (Limited Partnership) by beneficially owning 99.97% equity interest therein. Ren Peng has delegated voting and dispositive power over the shares held by Tianjin Mobai Xinyuan Management Consulting Partnership (Limited Partnership) and Tianjin Mobai Fuxing Management Consulting Partnership (Limited Partnership) as the delegated representative of Shenzhen Qianhai Mobai Asset Management Co., Ltd., the Managing Partner of Hunan Mobai Xinyuan Private Equity Investment Partnership Enterprise (Limited Partnership) and Hunan Mobai Fuxing Private Equity Investment Partnership Enterprise (Limited Partnership). The address of Tianjin Mobai Xinyuan Management Consulting Partnership (Limited Partnership) and Tianjin Mobai Fuxing Management Consulting Partnership (Limited Partnership) is #1725, Tianjin Binhai China Trade Center, China (Tianjin) Pilot Free Trade Zone, Tianjin, China.

32	Represents 29,758,301 Webull Class A Ordinary Shares held by NotNull Inc. following the consummation of the Business Combination as an Existing Webull Shareholder. The voting power of NotNull Inc. is fully retained by ToString Inc. ToString Inc. is wholly-owned by Mr. Jun Yuan. Accordingly, Mr. Jun Yuan has voting and investment discretion with respect to, and may be deemed to beneficially own, the Webull Class A Ordinary Shares held of record by NotNull Inc. The address of Mr. Jun Yuan is Apt 203, Block 9, Section 2, Fenglin Lvzhou, Guanshaling, Yuelu District, Changsha, Hunan, China.

33	Represents (i) 26,563,788 Webull Class A Ordinary Shares held by PEAK6 Group LLC following the consummation of the Business Combination as an Existing Webull Shareholder and (ii) 1,069,141 Webull Class A Ordinary Shares held by PEAK6 Capital Management LLC assuming the exercise of 1,069,141 Webull Incentive Warrants. PEAK6 Capital Management LLC is majority owned by PEAK6 Group LLC, which is owned by PEAK6 Investments LLC, which is primarily owned by PEAK6 LLC. Matthew Hulsizer and Jennifer Just are the majority direct and/or indirect ultimate beneficial owners of PEAK6 LLC and serve as board members for PEAK6 Foundation. The address of PEAK6 Capital Management LLC and PEAK6 Foundation is 141 W. Jackson Blvd., Suite 500, Chicago IL 60604. The address of PEAK6 LLC, PEAK6 Investments LLC, PEAK6 Group LLC, Matthew Hulsizer and Jennifer Just is 2010 E. 6th St., Austin TX 78702.

34	Represents (i) 150,000 Webull Class A Ordinary Shares held by Polar Multi-Strategy Master Fund issued pursuant to Non-Redemption Agreements and (ii) 200,000 Webull Class A Ordinary Shares held by Polar Multi-Strategy Master Fund assuming the exercise of 200,000 Webull Incentive Warrants (such warrants and shares issued upon exercise of the warrants are not offered for resale pursuant to this prospectus). Polar Multi-Strategy Master Fund (“Polar Fund”) is under management by Polar Asset Management Partners Inc. (“PAMPI”). PAMPI serves as Investment Advisor to the Polar Fund and has control and discretion over the shares held by the Polar Fund. As such, PAMPI may be deemed the beneficial owner of the shares held by the Polar Fund. PAMPI disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The ultimate natural person who has voting and dispositive power over the shares held by the Polar Fund is Paul Sabourin, Chief Investment Officer of PAMPI. The address of Polar Fund is 16 Tork Street, Suite 2900, Toronto, Ontario, M5J0E6 Canada.

35	Represents 281,250 Webull Class A Ordinary Shares held by Richard Chin issued in connection with the Business Combination to Initial SKGR Shareholders upon conversion of their SKGR Class B Ordinary Shares. The business address of Richard Chin is 288 Park Avenue S, #96693, New York, NY 10003.

36	Represents (i) 150,000 Webull Class A Ordinary Shares held by RiverNorth SPAC Arbitrage Fund, LP issued pursuant to Non-Redemption Agreements and (ii) 56,125 Webull Class A Ordinary Shares held by RiverNorth SPAC Arbitrage Fund, LP assuming the exercise of 56,125 Webull Public Warrants (such warrants or shares issuable upon exercise of the warrants are not offered for resale pursuant to this prospectus). RiverNorth SPAC Arbitrage GP is the general partner of RiverNorth SPAC Arbitrage Fund, LP. RiverNorth Capital Management, LLC is the general partner of RiverNorth Capital Partners, LP and RiverNorth Institutional Partners LP and the managing member of RiverNorth SPAC Arbitrage GP (together with RiverNorth SPAC Arbitrage Fund, LP, RiverNorth Capital Partners, LP and RiverNorth Institutional Partners, LP, the “RiverNorth Funds”) and has beneficial ownership of the shares held by RiverNorth Funds. Patrick W. Galley is deemed control person of RiverNorth. Mr. Galley disclaims beneficial ownership of the shares held by RiverNorth SPAC Arbitrage Fund, LP. The address for RiverNorth SPAC Arbitrage Fund, LP is 360 South Rosemary Avenue, Suite 1420, West Palm Beach, Florida, 33401.

37	Represents (i) (a) 714,815 Webull Class A Ordinary Shares held by JR-GFG LLC following the consummation of the Business Combination as an Existing Webull Shareholder and (b) 116,082 Webull Class A Ordinary Shares held by JR-GFG LLC assuming the exercise of 116,082 Webull Incentive Warrants, (ii) (a) 10,007,267 Webull Class A Ordinary Shares held by RIT Capital Partners PLC following the consummation of the Business Combination as an Existing Webull Shareholder and (b) 1,625,123 Webull Class A Ordinary Shares held by RIT Capital Partners PLC assuming the exercise of 1,625,123 Webull Incentive Warrants and (iii) 2,859,223 Webull Class A Ordinary Shares held by WB-UDD2021 LP following the consummation of the Business Combination as an Existing Webull Shareholder and (b) 464,321 Webull Class A Ordinary Shares held by WB-UDD2021 LP assuming the exercise of 464,321 Webull Incentive Warrants. RIT Capital Partners PLC has delegated investment management to J. Rothschild Capital Management Limited, a private limited company, incorporated in England and Wales with company number 02201053, which is regulated in the United Kingdom by the Financial Conduct Authority. J. Rothschild Capital Management Limited may be deemed to share beneficial ownership of securities reported herein, but disclaims any such beneficial ownership of the securities not held of record by it, except to the extent it has pecuniary interest therein. The address of RIT Capital Partners PLC is Spencer House, 27 St. James’s Place, London, United Kingdom SW1A 1NR. Mr. Jeffrey Lo has voting and investment control over the shares held by WB-UDD2021 LP and JR-GFG LLC. The address of WB-UDD 2021 LP, JR-GFG LLC and Mr. Jeffrey Lo is 33 Union Square West, New York, NY 10003.

38	Represents (i) 24,152,813 Webull Class A Ordinary Shares held by SIG Global China Fund I, LLLP following the consummation of the Business Combination as an Existing Webull Shareholder and (ii) 662,671 Webull Class A Ordinary Shares held by SIG Global China Fund I, LLLP assuming the exercise of 662,671 Webull Incentive Warrants. SIG Asia Investment, LLLP is the investment manager to SIG Global China Fund I, LLLP, and as such may exercise voting and dispositive power over these shares. HCM Asia, Inc. is the investment manager to SIG Asia Investment, LLLP and as such may exercise voting and dispositive power over these shares. The address of the principal business office of each of SIG Asia Investment, LLLP and SIG Global China Fund I, LLLP is 251 Little Falls Drive Wilmington, DE 19808. The address of the principal business office of HCM Asia, Inc. is 401 E. City Avenue Suite 220, Bala Cynwyd, PA 19004.

39	Represents 16,689,642 Webull Class A Ordinary Shares held by Tianjin Jinmi Investment Partnership (Limited Partnership). The general partner and investment manager of Tianjin Jinmi Investment Partnership (Limited Partnership) is Tianjin Jinxing Venture Investment Co., Ltd., a consolidated affiliated entity of Xiaomi Corporation, a corporation publicly held and traded on the Hong Kong Stock Exchange (stock code: 01810). Jun Lei has the majority voting power in Xiaomi Corporation and is deemed to beneficially own our shares held by Xiaomi Corporation. The registered office of Tianjin Jinmi Investment Partnership (Limited Partnership) is Room 904, Huaying Building, Center Avenue, Tianjin Pilot Free Trade Zone (Airport Economic Zone), Tianjin, China.

40	Represents 21,303,692 Webull Class A Ordinary Shares held by Tianjin Zhiying Enterprise Management Partnership (Limited Partnership) following the consummation of the Business Combination as an Existing Webull Shareholder. The general partner of Tianjin Zhiying Enterprise Management Partnership (Limited Partnership) is Lhasa Economic Technology Development Zone Shunwei Capital Start-up Investment Partnership (Limited Partnership), whose general partner is Lhasa Economic Technology Development Zone Shunwei Capital Investment Consulting Co., Ltd. Mr. Jun Lei has controlling power over Lhasa Economic Technology Development Zone Shunwei Capital Investment Consulting Co., Ltd. The registered address of Tianjin Zhiying Enterprise Management Partnership (Limited Partnership) is 1725-Binhai China Central Place, Tianjin Pilot Free Trade Zone (Central Business District), Tianjin, China.

41	Represents 16,124 Webull Class A Ordinary Shares held by TQ Master Fund LP pursuant to Non-Redemption Agreements. The Quarry LP, the investment adviser of TQ Master Fund LP, is controlled by its Founder and Chief Investment Officer Peter Bremberg, who, in such capacity has voting power and investment power with respect to the shares held by TQ Master Fund LP and therefore may be deemed to be the beneficial owner of such shares. The address of TQ Master Fund LP is c/o The Quarry LP, 331 Park Avenue South, 3rd Floor, New York, NY 10010.

42	Represents (i) (a) 47,475 Webull Class A Ordinary Shares held by Walleye Investments Fund LLC pursuant to Non-Redemption Agreements and (b) 269,025 Webull Class A Ordinary Shares held by Walleye Investments Fund LLC pursuant to open market purchases, (ii) (a) 77,775 Webull Class A Ordinary Shares held by Walleye Opportunities Master Fund Ltd pursuant to Non-Redemption Agreements and (b) 440,725 Webull Class A Ordinary Shares held by Walleye Opportunities Master Fund Ltd pursuant to open market purchases and (iii) (a) 9,750 Webull Class A Ordinary Shares held by Sea Hawk Multi-Strategy Master Fund Ltd pursuant to Non-Redemption Agreements and (b) 65,000 Webull Class A Ordinary Shares held by Sea Hawk Multi-Strategy Master Fund Ltd assuming the exercise of 65,000 Webull Public Warrants (such warrants or shares issuable upon exercise of the warrants are not offered for resale pursuant to this prospectus). Walleye Investments Fund LLC, Walleye Opportunities Master Fund Ltd, Sea Hawk Multi- Strategy Master Fund Ltd. (collectively, the “Walleye Entities”) are private investment funds managed by Walleye Capital LLC. William England is the Chief Executive Officer of Walleye Capital LLC. As a result, Walleye Capital LLC and Mr. England may be deemed to have shared voting and dispositive power with respect to the shared held by the Walleye Entities. The address for Walleye Capital LLC and U.S. address for the Walleye Entities is 2800 Niagara Lane N, Plymouth MN 55447.

43	Represents 82,988,016 Webull Class A Ordinary Shares assuming the conversion of 82,988,016 Webull Class B Ordinary Shares, which are held by Water Castle Az Inc., whose voting power is fully retained by Pozijie Inc., a British Virgin Islands company wholly-owned by Mr. Anquan Wang. The registered office address of Water Castle Az Inc. is Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.

44	Represents 11,466,481 Webull Class A Ordinary Shares held of record by Webull Partners Limited and which are beneficially held by certain directors and officers of Webull, including Anthony Denier, H.C. Wang, Benjamin James and Shen Lu.

45	Represents 50,000 Webull Class A Ordianry Shares held by Aqua Pursuit International Limited (“Aqua Pursuit”) pursuant to a subscription agreement in satisfaction of certain of the fees and expenses incurred by Aqua Prsuit. Mr. Zhihai Mao has voting and investment control over the shares held by Aqua Pursuit as director of Aqua Pursuit. The business address of the entities and individual listed above is 2F, Building #1, Shiyuyuan, Haidian District, Beijing, China 100097.

46	Represents 50,000 Webull Class A Ordinary Shares held by Wilson Sonsini Goodrich & Rosati, P.C. (“WSGR”) pursuant to a subscription agreement in satisfaction of certain of the fees and expenses incurred by WSGR. WSGR has provided legal services to Auxo since 2023. Certain members of, and investment partnerships comprised of members of, WSGR received Webull Class A Ordinary Shares in connection with the Closing. The business address of WSGR is 650 Page Mill Rd, Palo Alto, CA 94304.

47	Webull Class A Ordinary Shares included in this column do not include the Webull Class A Ordinary Shares that were issued upon exercise of any of the 20,000,000 Webull Incentive Warrants (prior to their redemption). Such Webull Class A Ordinary Shares issued upon exercise of the Webull Incentive Warrants initially issued to our Existing Webull Shareholders are also registered for resale under the registration statement of which this prospectus forms a part and are listed in the column of this table to the right under the caption “Webull Class A Ordinary Shares issued upon exercise of Webull Incentive Warrants.”

48	Any Webull Class A Ordinary Shares that were issued upon exercise of any of the 20,000,000 Incentive Warrants (prior to their redemption) and that were issued to certain Existing Webull Shareholders in connection with the closing of the Business Combination, are also registered for resale under the registration statement of which this prospectus forms a part and are listed in this column.

PLAN OF DISTRIBUTION

This prospectus relates to the offer and sale from time to time by the Selling Securityholders of up to (a) 147,445,012 Webull Class A Ordinary Shares, (b) 6,792,000 Webull Private Warrants held by Auxo and purchased by Auxo at $1.00 per warrant from SKGR prior to the assumption of such warrants by Webull in connection with the Business Combination, and (c) 20,000,000 Webull Incentive Warrants issued for no consideration in connection with the Business Combination to certain Existing Webull Shareholders. As of the date of this prospectus, no Webull Private Warrants and no Webull Incentive Warrants remain outstanding following (i) the cashless exercise of the Webull Private Warrants by Auxo, and (ii) the redemption of any unexercised Incentive Warrants by Webull on June 30, 2025 pursuant to the terms of the Incentive Warrant Agreement. The Webull Class A Ordinary Shares described in clause (a) immediately above include (i) 101,752,608 Webull Class A Ordinary Shares held by the Existing Webull Shareholders following the consummation of the Business Combination and which represent a portion of the merger consideration received by such investors with an implicit pro forma value of $10.00 per share, (ii) up to 20,747,004 Webull Class A Ordinary Shares issuable upon conversion of Webull Class B Ordinary Shares, which are held by Water Castle Az Inc., an entity controlled by our founder Mr. Anquan Wang, following the Business Combination and which represent a portion of the merger consideration received by our founder in the Business Combination with an implicit pro forma value of $10.00 per share, (iii) 2,866,714 Webull Class A Ordinary Shares issued to the Initial SKGR Shareholders in connection with the Business Combination upon conversion of their SKGR Class B Ordinary Shares that were initially purchased by Auxo from SKGR at approximately $0.003 per share, (iv) 524,000 Webull Class A Ordinary Shares issued to Auxo in connection with the Business Combination upon conversion of SKGR Class A Ordinary Shares that were issued at $10.00 per share pursuant to certain convertible loans extended by Auxo to SKGR, (v) 1,429,686 Webull Class A Ordinary Shares that were issued to certain investors party to Non-Redemption Agreements and Additional Non-Redemption Agreements in connection with the consummation of the Business Combination upon conversion of SKGR Class B Ordinary Shares transferred to such investors by Auxo for no consideration, (vi) 25,000 Webull Class A Ordinary Shares issued to J.V.B. Financial Group, LLC, acting through CCM, upon conversion of certain SKGR Class B Ordinary Shares received by CCM from Auxo pursuant to a fee agreement with SKGR valuing such shares at $10.00 per share, (vii) 100,000 Webull Class A Ordinary Shares issued at a deemed $10.00 price per share to certain service providers of Webull and SKGR in satisfaction of certain of the fees and expenses incurred by such service providers, and (viii) up to 20,000,000 Webull Class A Ordinary Shares that, prior to the redemption of unexercised Webull Incentive Warrants by Webull on June 30, 2025, were issuable at $10.00 per share upon exercise of 20,000,000 Webull Incentive Warrants initially issued to certain Existing Webull Shareholders in connection with the closing of the Business Combination.

This prospectus also relates to the issuance and sale by us of up to (i) 17,271,990 Webull Class A Ordinary Shares underlying Webull Warrants exercisable at $11.50 per share (subject to adjustment), including 6,792,000 Webull Private Warrants, and (ii) 20,913,089 Webull Class A Ordinary Shares underlying Webull Incentive Warrants. As of the date of this prospectus, 7,596,606 Webull Warrants were exercised, including 6,792,000 Webull Private Warrants that were exercised on cashless basis and converted into 1,777,844 Webull Class A Ordinary Shares based on an Exercise Fair Market Value of approximately $15.58, resulting in gross proceeds to Webull of approximately $9.3 million. Prior to the redemption of unexercised Webull Incentive Warrants on June 30, 2025, a total of 20,453,945 Webull Incentive Warrants were exercised and each converted into one Webull Class A Ordinary Share at an exercise price of $10.00 per share, resulting in aggregate gross proceeds to Webull of approximately $204.5 million. The remaining 459,144 Webull Incentive Warrants that were not exercised on or prior to June 30, 2025 were redeemed at $0.01 per warrant by Webull. The resale of any Webull Class A Ordinary Shares issued to Auxo upon exercise of the Webull Private Warrants is also registered for resale hereunder.

The prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or similar transactions. We are registering the resale or issuance of the securities covered by this prospectus pursuant to the registration rights that we have granted to certain of our shareholders in connection with the Business Combination and pursuant to the requirements of the Warrant Assignment Agreement and the Incentive Warrant Agreement, respectively.

We do not know when or in what amount the Selling Securityholders may sell their securities hereunder following the effective date of the registration statement of which this prospectus forms a part. Moreover, the securities offered for resale represent a substantial percentage of our total issued and outstanding securities and our public float (95.6% of the SKGR Class A Ordinary Shares that were issued in connection with the SKGR IPO exercised their right to redeem in connection with, or prior to, the Business Combination). The sale of all the securities being offered pursuant to this prospectus, or the perception that these sales could occur, could result in a significant decline in the public trading price of our securities and could impair our ability to raise capital through the sale of additional securities. Despite a potential decline in the public trading price of our securities, the Selling Securityholders may still experience a positive rate of return on the securities they purchased and may have an incentive to sell due to the differences in the purchase prices described above and the public trading price of our securities. Our public securityholders may not experience a similar rate of return on the securities they purchased due to differences in their purchase prices and the current trading price. As described in more detail above, some of the Selling Securityholders purchased or received their securities at prices considerably below the current market prices. For instance, based on the $6.90 closing price of the Webull Class A Ordinary Shares on April 24, 2026, upon the sale of the Webull Class A Ordinary Shares, (i) the Existing Webull Shareholders may experience a potential loss of approximately $3.10 per Webull Class A Ordinary Share they hold, (ii) Mr. Anquan Wang may experience a potential loss of approximately $3.10 per Webull Class B Ordinary Share he decides to convert into Webull Class A Ordinary Shares, (iii) the Initial SKGR Shareholders may experience a potential profit of approximately $6.90 per Webull Class A Ordinary Share they hold upon conversion of their SKGR Class B Ordinary Shares, (iv) Auxo may experience a potential loss of approximately $3.10 per share it received upon conversion of its convertible loans, (v) the investors party to the Non-Redemption Agreements and Additional Non-Redemption Agreements may experience a potential profit of approximately $6.90 per Webull Class A Ordinary Share they hold following conversion of the SKGR Class B Ordinary Shares they received from Auxo for no consideration, (vi) CCM may experience a potential loss of approximately $3.10 per Webull Class A Ordinary Share they hold following conversion of the SKGR Class B Ordinary Shares they received from Auxo pursuant to a fee agreement with SKGR, (vii) the service providers receiving Webull Class A Ordinary Shares in satisfaction for certain of their fees and expenses may experience a potential loss of approximately $3.10 per Webull Class A Ordinary Share they sell, and (viii) Auxo upon resale of the Webull Class A Ordinary Shares it received in connection with the cashless exercise of its Webull Private Warrants may experience a potential loss of approximately $8.68 per Webull Class A Ordinary Share it sells. The frequency of such sales could also cause the market price of our securities to decline significantly or increase the volatility in the market price of our securities. Immediately following the consummation of the Business Combination, 455,599,003 Webull Ordinary Shares (including 82,988,016 Webull Class B Ordinary Shares) were held by the Existing Webull Shareholders and were subject to the transfer restrictions in the Webull Articles and 3,892,884 Webull Ordinary Shares were held by the Initial SKGR Shareholders and certain non-redemption agreement investors and were subject to the transfer restrictions in the Auxo Support Agreement. However, all such transfer restrictions have expired.

The Selling Securityholders may offer any, all or none of the securities described in the foregoing for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The resale of these securities is being registered to permit the Selling Securityholders to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may sell these securities through ordinary brokerage transactions, directly to market makers of our shares or through any other means permitted pursuant to applicable law, as described in more detail in the section entitled “Plan of Distribution” herein. We are also registering the resale of these securities by the Selling Securityholders, or their donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part. The Initial SKGR Shareholders are each deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act with respect to the Webull Class A Ordinary Shares they may sell. Further, in connection with any sales of securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may also be deemed to be “underwriters” within the meaning of the Securities Act.

Commissions received by these broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting discount under the Securities Act. To the extent that broker-dealers are used in the resale of the securities offered under this prospectus, any such broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until Webull sets forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus forms a part. Any Selling Securityholder that is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Securityholders (similarly to the indemnity agreement between us and the Initial SKGR Shareholders that is described further below), to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Except with respect to (i) the proceeds we received prior to the redemption of the Webull Incentive Warrants in connection with the exercise of such Webull Incentive Warrants and (ii) the proceeds we received to date and could continue to receive in connection with the exercise of the Webull Warrants, we will not receive any proceeds from the sale of the securities by the Selling Securityholders. We believe that the likelihood that the holders of Webull Warrants will exercise their warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of the Webull Class A Ordinary Shares. When the market price for the Webull Class A Ordinary Shares is less than $11.50 per share with respect to the Webull Warrants, such warrants would be “out of the money” and it would be unlikely that such holders exercise their warrants.

Sales of the securities offered hereby may be effected by the Selling Securityholders from time to time in one or more types of transactions (which may include block transactions) on Nasdaq (or any other national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale) at prevailing market prices, as well as any of the following methods:

●	an over-the-counter distribution in accordance with the rules of the applicable exchange;

●	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	through one or more underwritten offerings on a firm commitment or best efforts basis;

●	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share and/or warrant;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	in an exchange distribution in accordance with the rules of the applicable exchange;

●	through the distribution by any Selling Securityholder to its employees, partners (including limited partners), members or stockholders;

●	whereby broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

●	settlement of short sales entered into after the date of this prospectus;

●	through delayed delivery requirements;

●	by pledge to secured debts and other obligations;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable shares of Webull Class A Ordinary Shares pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

Such transactions may or may not involve brokers or dealers. In effecting sales, brokers or dealers engaged by the Selling Securityholder may arrange for other brokers or dealers to participate. Broker-dealer transactions may include purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus, ordinary brokerage transactions, transactions in which the broker-dealer solicits purchasers, or block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the securities offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers participating in the distribution of the securities covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those broker-dealers may be deemed to be underwriting commissions under the Securities Act (it being understood that the Selling Securityholders, unless otherwise specified herein, shall not be deemed to be underwriters solely as a result of their participation in this offering). To our knowledge, the Selling Securityholders have not entered into any agreements, understandings or arrangements with any broker-dealers regarding the sale of the securities covered by this prospectus.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus.

The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that such a donee, pledgee, transferee or successor intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part to name specifically such person as a Selling Securityholder.

Upon our being notified by any Selling Securityholder that any material arrangement has been entered into with a broker-dealer for the sale of securities offered hereby through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

●	the name of the participating broker-dealer(s);

●	the specific securities involved;

●	the initial price at which such securities are to be sold;

●	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and

●	other facts material to the transaction.

The Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities offered hereby or of securities convertible into or exchangeable for such securities in the course of hedging positions they assume with the Selling Securityholders. The Selling Securityholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and they may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities.

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts. A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities. In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

In compliance with the guidelines of the FINRA, we expect that the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

We have agreed to indemnify certain of the Selling Securityholders, including the Initial SKGR Shareholders that are each deemed “underwriters” within the meaning of Section 2(a)(11) of the Securities Act with respect to the Webull Class A Ordinary Shares they may sell, against certain liabilities, including liabilities under the Securities Act. Such Selling Securityholders have also agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. Selling Securityholders may also indemnify any broker or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act. More specifically, on December 5, 2024, Webull entered into an indemnity letter agreement with the Initial SKGR Shareholders that are each deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act with respect to the Webull Class A Ordinary Shares they may sell (the “Indemnity Letter Agreement”). The Indemnity Letter Agreement provides that, among other things, Webull shall indemnify, to the extent permitted by law, the Initial SKGR Shareholders against losses resulting from or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus, any issuer free writing prospectus, any information of Webull that it has filed or is required to file pursuant to Rule 433(d) under the Securities Act, any written communication (within the meaning of Rule 405 under the Securities Act) with investors, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading. In connection with the registration statement in which an Initial SKGR Shareholder is participating, such Initial SKGR Shareholder shall furnish to Webull in writing the SPAC Insider Information (as defined in the Indemnity Letter Agreement) and to the extent permitted by law, shall indemnify Webull against losses resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus, any issuer free writing prospectus, any Webull information that Webull has filed or is required to file pursuant to Rule 433(d) under the Securities Act, any written communication with investor, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such untrue statement or alleged untrue statement or omission or alleged omission of a material fact are made in reliance upon any information or affidavit furnished in writing by such Initial SKGR Shareholder expressly for use therein.

SECURITIES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of Webull Class A Ordinary Shares or exercises of Webull Warrants resulting in sales of Webull Class A Ordinary Shares in the public market could adversely affect market prices prevailing from time to time for such securities.

Rule 144

In general, a person who has beneficially owned our securities that are restricted shares for at least six months would be entitled to sell such securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, the sale and (ii) we are subject to, and in compliance with certain of, the Exchange Act periodic reporting requirements for at least 90 days before the sale. If such person has beneficially owned such securities for at least one year, then the requirement in clause (ii) will not apply to the sale.

Persons who have beneficially owned our securities that are restricted shares for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

●	1% of the number of our Webull Class A Ordinary Shares or Webull Public Warrant (as applicable) then outstanding; or

●	the average weekly trading volume of our Webull Class A Ordinary Shares or Webull Public Warrant (as applicable) on the Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale provided, in each case, that we are subject to, and in compliance with certain of, the Exchange Act periodic reporting requirements for at least 90 days before the sale. Such sales must also comply with the manner of sale and notice provisions of Rule 144.

Equity Incentive Plans and Employee Share Purchase Plan

On August 27, 2025, we filed a registration statement on Form S-8 under the Securities Act to register 44,400,984 Webull Class A Ordinary Shares reserved for issuance pursuant to our 2021 global share incentive plan. The Webull Class A Ordinary Shares covered by such registration statement are eligible for sale in the public markets, subject to vesting restrictions and any applicable holdings periods, and Rule 144 limitations applicable to affiliates.

We have also adopted the 2026 global share incentive plan (together with the 2021 global share incentive plan, the “Global Plans”), under which a maximum of 20,000,000 Webull Ordinary Shares has been reserved for issuance.

We have also adopted a 2026 Employee Share Purchase Plan (the “ESPP”), under which a maximum of 5,000,000 Webull Class A Ordinary Shares has been reserved for issuance.

EXPENSES OF THE OFFERING

We estimate that our expenses in connection with this offering, other than underwriting discounts and commissions, will be as follows:

Expenses	Amount
U.S. Securities and Exchange Commission registration fee		$330,896.38
Transfer agent fee	$		*
Printing and engraving expenses		$50,000.00	*
Legal fees and expenses	$		*
Accounting fees and expenses	$		*
Miscellaneous costs	$		*
Total	$		*

*	Estimated solely for purposes of this section. Actual expenses may vary. Some of these fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

LEGAL MATTERS

The validity of the Webull Class A Ordinary Shares offered in this prospectus has been passed on by Ogier, as our counsel with respect to certain legal matters as to Cayman Islands law. The validity of the Webull Warrants has been passed on by Kirkland & Ellis LLP, as our counsel with respect to certain legal matters as to U.S. law.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2025 have been so incorporated in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

Webull is incorporated in the Cayman Islands as an exempted company with limited liability in order to enjoy the following benefits:

●	economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

The memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between Webull, its officers, directors and shareholders, be arbitrated.

Certain of Webull’s directors and executive officers reside outside the United States, and most of the assets of its non-U.S. subsidiaries are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States against Webull or those non-U.S. resident persons based on the civil liabilities or judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Webull has been informed by Ogier, its counsel as to Cayman Islands law, that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against Webull or its directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against Webull or its directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States. Webull has also been advised by Ogier that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any reexamination of the merits of the underlying dispute, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty, and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. For more information, also see “Summary — Foreign Private Issuer” above.

We maintain a corporate website at www.webullcorp.com. Our telephone number is +1 (917) 725-2448. The reference to our website is an inactive textual reference only and information contained therein or connected thereto are not incorporated into this prospectus, any prospectus supplement or the registration statement of which it forms a part.

This prospectus and any prospectus supplement are part of a registration statement on Form F-3 that we filed with the SEC. Such documents do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided above or below. Any statement made in this prospectus or any prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, document, agreement or other document as an exhibit to the registration statement or any other document incorporated herein by reference, you should read the exhibit for a more complete understanding of the document or matter involved. Each summary or statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual complete document.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus, and later information that we file with the SEC will automatically update and supersede this information. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents that are “furnished” unless otherwise specified below):

●	our annual report on Form 20-F for the fiscal year ended December 31, 2025 filed with the SEC on April 9, 2026; and

●	our current report on Form 6-K furnished to the SEC on April 21, 2026 (including Exhibit 99.1 thereto); and

●	the description of our securities contained in Exhibit 2.6 to the Form 20-F for the fiscal year ended December 31, 2025 filed with the SEC on April 9, 2026.

We also incorporate by reference into this prospectus any further filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information “furnished” and not filed with the SEC). Therefore, all Annual Reports on Form 20-F that we file with the SEC following the Annual Report for the year ended December 31, 2025 and prior to the completion or termination of this offering, shall be incorporated by reference. In addition, any other reports on Form 6-K that we furnish subsequently to the date hereof to the SEC pursuant to the Exchange Act and prior to the termination of an offering made pursuant to this prospectus will also be incorporated by reference into this prospectus and deemed to be part of this registration statement from the date of the filing of such documents if such filings state that they are incorporated by reference into this prospectus.

Upon written or oral request, we will provide, without charge, to each person to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

Webull Corporation

200 Carillon Parkway

St. Petersburg, Florida 33716

+1 (917) 725-2448

Attention: Benjamin James, General Counsel

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you. The registration statement, including the exhibits, can be read at the SEC website referred to below under “Where You Can Find Additional Information.”

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.